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TABLE OF CONTENTS
TABLE OF CONTENTS 2

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-105494

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 5, 2003)

$150,000,000 IRON MOUNTAIN INCORPORATED 6 5/8% Senior Subordinated Notes due 2016

We are offering these notes for a total purchase price of $150,000,000 or 100.0% of the principal amount of the notes. We will receive $147,750,000, or 98.50% of the gross proceeds from the sale of the notes, after paying the underwriters' discounts and commissions of $2,250,000, or 1.50% of the gross proceeds from the sale of the notes, and before paying expenses estimated at $250,000. Set forth below is a summary of the terms of the notes offered hereby. For more detail, see "Description of the Notes."

•	Interest The notes have a fixed annual interest rate of 6 5/8%, which will be paid every six months on January 1 and July 1 commencing January 1, 2004.
•	Maturity January 1, 2016.
•	Guarantees If we cannot make payments on the notes when they are due, our subsidiary guarantors must make them instead. Not all of our subsidiaries will be guarantors.
•
Ranking
The notes and the guarantees are subordinated to some of our current and future debts that we are permitted to incur under the indenture governing the notes. The notes will rank equally with our and our subsidiary guarantors' other senior subordinated indebtedness.
If we or any guarantor goes into bankruptcy, payments on the notes and the guarantees will only be made after our senior debts or the senior debts of such guarantor have been paid in full.
•	Mandatory Offer to Repurchase If we sell certain assets or experience specific kinds of changes in control, we must offer to repurchase the notes.
•
Optional Redemption
We may, at our option, redeem the notes at any time prior to July 1, 2008 at the make-whole price set forth in this prospectus supplement. We may, at our option, redeem the notes at any time after July 1, 2008 at the prices set forth under "Description of the Notes."

Prior to July 1, 2006 we may redeem a portion of the outstanding notes with the proceeds of certain equity offferings as long as at least $100.0 million in aggregate principal amount of notes remains outstanding immediately afterwards.

This investment involves risks. See "Risk Factors" beginning on page S-8 of this prospectus supplement and on page 2 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the notes to purchasers on June 20, 2003.

Sole Book-Running Manager

Bear, Stearns & Co. Inc.

JPMorgan	Lehman Brothers

The date of this prospectus supplement is June 17, 2003.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before investing in the notes.

Iron Mountain

        We are the leader in records and information management services. We are an international, full-service provider of records and information management and related services, enabling customers to outsource these functions. We have a diversified customer base that includes more than half of the Fortune 500 and numerous commercial, legal, banking, healthcare, accounting, insurance, entertainment and government organizations. Our comprehensive solutions help customers save money and manage risks associated with legal and regulatory compliance, protection of vital assets, and business continuity challenges.

        Our core business records management services include: records management program development and implementation based on best-practices; secure, cost-effective storage for all major media, including paper, which is the dominant form of records storage, flexible retrieval access and retention of records; digital archiving services for secure, legally compliant and cost-effective long-term archiving of electronic records; secure shredding services that ensure privacy and a secure chain of record custody; and customized services for vital records, film and sound and regulated industries such as healthcare and financial services.

        Our off-site data protection services include: disaster recovery planning, testing, impact analysis and consulting; secure, off-site vaulting of backup tapes for fast and efficient data recovery in the event of a disaster, human error or virus; managed, online data backup and recovery services for personal computers and server data; and intellectual property escrow services to secure source code and other proprietary information with a trusted, neutral third party.

        In addition to our core records management and off-site data protection services, we sell storage materials, including cardboard boxes and magnetic media, and provide consulting, facilities management, fulfillment and other outsourcing services.

        Iron Mountain was founded in 1951 in an underground facility near Hudson, New York. Now in our 52nd year, we have experienced tremendous growth and organizational change, particularly since successfully completing the initial public offering of our common stock in February 1996. Since then, we have built ourself from a regional business with limited product offerings and annual revenues of $104 million in 1995 into the leader in records and information management services, providing a full range of services to customers in markets around the world. For the year ended December 31, 2002, we had total revenues of more than $1.3 billion.

        The growth since 1995 has been accomplished primarily through the acquisition of domestic and international records management companies. The goal of our current acquisition program is to supplement internal growth by continuing to establish a footprint in targeted international markets and adding fold-in acquisitions both domestically and internationally. Having substantially completed our North American geographic expansion by the end of 2000, we shifted our focus from growth through acquisitions to internal revenue growth. In 2001, as a result of this shift, internal revenue growth exceeded growth through acquisitions for the first time since we began our acquisition program in 1996. This was also the case in 2002. In addition, our capital expenditures, made primarily to support internal growth, exceeded the aggregate acquisition consideration we conveyed in both 2001 and 2002. In the absence of unusual acquisition activity, we expect these trends to continue and to achieve this internal growth through the use of aggressive selling efforts to acquire new customers and by offering a wide range of complementary and ancillary services to expand our new and existing customer relationships.

        As of March 31, 2003, we provided services to over 150,000 customer accounts in 82 markets in the United States and 47 markets outside of the United States, employed over 11,500 people and operated approximately 650 records management facilities in the United States, Canada, Europe and Latin America.

Financial Characteristics of Our Business

        Our financial model is based on the recurring nature of our revenues. The historical predictability of this revenue stream and the resulting EBITDA (earnings from continuing operations before interest, taxes, depreciation and amortization)1 allow us to operate with a high degree of financial leverage. Our primary financial goal has always been, and continues to be, to increase consolidated EBITDA in relation to capital invested, even as our focus has shifted from growth through acquisitions to internal revenue growth. EBITDA is a source of funds for investment in continued growth and for servicing indebtedness. Our business has the following financial characteristics:

1
EBITDA and EBITDA-based calculations are used by the holders of our publicly issued debt as important criteria for evaluating our business and, as a result, all of our bond indentures contain covenants in which EBITDA-based calculations are used as the primary measure of financial performance. However, EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States, or GAAP, and you should not consider EBITDA to be a substitute for operating or net income (as determined in accordance with GAAP) as an indicator of our performance or for cash flows from operations (as determined in accordance with GAAP) as a measure of our liquidity.

•
Recurring Revenues. We derive a majority of our consolidated revenues from fixed periodic, usually monthly, fees charged to customers based on the volume of records stored. Our revenues from these fixed periodic storage fees have grown for 57 consecutive quarters. Once a customer places paper records in storage with us and until those records are destroyed or permanently removed, for which we typically receive a service fee, we receive recurring payments for storage fees without incurring additional labor or marketing expenses or significant capital costs. Similarly, contracts for the storage of electronic back-up media consist primarily of fixed monthly payments. In each of the last five years, storage revenues, which are stable and recurring, have accounted for approximately 58% of our total revenues. This stable and growing storage base also provides the foundation for increases in revenues and EBITDA.

•
Historically Non-Cyclical Business. We have not experienced any significant reductions in our storage business as a result of past general economic downturns, although we can give no assurance that this would be the case in the future. During this most recent economic slowdown some customers delayed or postponed expenditures for certain complementary records management projects. Additionally, the rate at which customers added new cartons to their inventory with us slowed somewhat, which may be a result of current economic conditions. We believe that companies that have outsourced records and information management services are less likely during economic downturns to incur the move-out costs and other expenses associated with switching vendors or moving records and information management programs in-house. However, some customers may cancel or delay certain non-recurring or discretionary expenditures as a means of reducing their short-term costs.

  •
  Inherent Growth from Existing Paper Records Customers. Our paper records customers have on average generated additional Cartons2 at a faster rate than stored Cartons have been destroyed or permanently removed. From January 1, 1998 through December 31, 2001, our annual Net Carton Growth From Existing Customers3 ranged from approximately 4% to approximately 6%. For the twelve months ended December 31, 2002, Net Carton Growth from Existing Customers was between 3% and 4%. We believe the consistent growth of our paper storage revenues is the result of a number of factors, including: (1) the trend toward increased records retention; (2) customer satisfaction with our services; and (3) the costs and inconvenience of moving storage operations in-house or to another provider of records and information management services.

2
We define "Carton" as a measurement of volume equal to a single standard storage carton, approximately 1.2 cubic feet.

3
We define "Net Carton Growth From Existing Customers" as the net increase in Cartons attributable to existing customers. This calculation excludes our Latin American and European operations as well as a portion of our medical records operations.

•
Diversified and Stable Customer Base. As of March 31, 2003, we had over 150,000 customer accounts in a variety of industries. We currently provide services to more than half of the Fortune 500 and numerous commercial, legal, banking, healthcare, accounting, insurance, entertainment and government organizations. No customer accounted for more than 2% of our consolidated revenues for the year ended December 31, 2002. From January 1, 1998 through December 31, 2002, average annual permanent removals of Cartons, not including destructions, represented approximately 3% of total Cartons stored.

•
Capital Expenditures Related Primarily to Growth. Our records and information management services business requires limited annual capital expenditures in order to maintain our current revenue stream. From January 1, 1998 through December 31, 2002, over 85% of our aggregate capital expenditures were growth-related investments, primarily in storage systems, which include racking, building improvements and leasehold improvements, computer systems hardware and software, and new buildings. These growth-related capital expenditures are primarily discretionary and create additional capacity for increases in revenues and EBITDA.

Growth Strategy

        Our objective is to maintain our position as the leader in records and information management services. Domestically, we seek to be one of the largest records and information management services providers in each of our geographic markets. Internationally, our objectives are to continue to capitalize on our expertise in the records and information management services industry and to make additional acquisitions and investments in selected international markets. Our primary avenues of growth are: (1) increased business with existing customers; (2) the addition of new customers; (3) the introduction of new products and services such as secure shredding, electronic vaulting and digital archiving; and (4) selective acquisitions in new and existing markets.

Growth from Existing Customers

        Our existing customers storing paper records contribute to storage and storage-related service revenues growth because on average they generate additional Cartons at a faster rate than old Cartons are destroyed or permanently removed. In order to maximize growth opportunities from existing customers, we seek to maintain high levels of customer retention by providing premium customer service through our local management staff.

        Through our local account management staff, we leverage existing business relationships with our customers by selling complementary services and products. Services include records tracking, indexing, customized reporting, vital records management and consulting services.

Addition of New Customers

        Our sales force is dedicated to two primary objectives: establishing new customer account relationships and expanding new and existing customer relationships by offering a wide array of complementary services and products. In order to accomplish these objectives, our sales force draws on our national marketing organization and senior management. As a result of acquisitions and our decision to recruit additional qualified sales professionals, we have increased the size of our sales force to approximately 450 such professionals as of December 31, 2002 from approximately 390 as of December 31, 2001.

Introduction of New Products and Services

        We continue to expand our menu of products and services. We have significantly increased our presence in the secure shredding industry and have introduced new electronic vaulting and digital archiving services. These new products and services allow us to further penetrate our existing customer accounts and attract new customers in previously untapped markets.

Growth through Domestic Acquisitions

        Our domestic acquisition strategy includes expanding geographically, as necessary, and increasing our presence and scale within existing markets through "fold-in" acquisitions. We have a successful record of acquiring and integrating records and information management services companies. Between January 1, 1996 and December 31, 2000, we completed 66 domestic acquisitions for total consideration of approximately $2 billion. During 2001 and 2002, we completed 18 domestic acquisitions for total consideration of $78.6 million. We intend to continue our domestic acquisition program. However, given the small number of large acquisition prospects and our increased revenue base, future acquisitions are expected to be less significant to overall domestic revenue growth than they were prior to 2001.

International Growth Strategy

        We also intend to continue to make acquisitions and investments in records and information management services businesses outside the United States. We have acquired and invested in, and seek to acquire and invest in, records and information management services companies in countries, and, more specifically, markets within such countries, where we believe there is sufficient demand from existing multinational customers or the potential for growth. Since beginning our international expansion program in January 1999, we have, directly and through joint ventures, expanded our operations into Canada, Europe and Latin America. Through December 31, 2000, we completed 12 international acquisitions for total consideration of $119.2 million. During 2001 and 2002, we completed eight international acquisitions for total consideration of $41.7 million. These transactions have taken, and may continue to take, the form of acquisitions of the entire business or controlling or minority investments, with a long-term goal of full ownership. In addition to the criteria we use to evaluate domestic acquisition candidates, we also evaluate the presence in the potential market of our existing clients as well as the risks uniquely associated with an international investment, including those risks described below.

        The experience, depth and strength of local management are particularly important in our international acquisition strategy. As a result, we have formed joint ventures with, or acquired significant interests in, target businesses throughout Europe and Latin America. We have a 50.1%

controlling interest in each of our Iron Mountain Europe Limited, Iron Mountain South America, Ltd. and Sistemas de Archivo Corporativo (a Mexican limited liability company) subsidiaries. Iron Mountain South America has in some cases bought controlling, yet not full, ownership in local businesses in order to enhance our local market expertise. We believe this strategy, rather than an outright acquisition, may, in certain markets, better position us to expand the existing business, although our long-term goal is to acquire full ownership of each such business. The local partner benefits from our expertise in the records and information management services industry, our access to capital and our technology, and we benefit from our local partners' knowledge of the market, relationships with customers and their presence in the community.

        Our international investments are subject to risks and uncertainties relating to the indigenous political, social, regulatory, tax and economic structures of other countries, as well as fluctuations in currency valuation, exchange controls, expropriation and governmental policies limiting returns to foreign investors. At this time, we can give no assurance as to whether any international investment will be successful in achieving our objectives.

        The amount of our revenues derived from international operations and other relevant financial data for fiscal years 2000, 2001 and 2002 are set forth in Note 12 to Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K, as amended by Amendment Number 1 on Form 10-K/A, for the year ended December 31, 2002, which is incorporated by reference in this prospectus supplement. For the year ended December 31, 2002, we derived 14.0% of our total revenues from outside of the United States.

Recent Developments

        Iron Mountain Europe Limited, our majority owned subsidiary that operates our records and information management business in Europe, is participating in a process for the sale of and has made a proposal to acquire the Information Management Services unit of Hays Plc. We believe that Iron Mountain Europe is one of several bidders for Hays IMS, whose operations are principally in the United Kingdom and continental Europe. Hays IMS' revenues in the year ended June 30, 2002 were approximately £88.3 million. There can be no assurances that we will be the successful bidder for Hays IMS.

        If we are successful, Iron Mountain Incorporated may provide the financing to Iron Mountain Europe to enable it to acquire Hays IMS. We intend for Iron Mountain Europe to seek permanent financing to fund the acquisition or to repay all or a portion of any such financing from Iron Mountain Incorporated. Iron Mountain Europe is an unrestricted subsidiary under our existing indentures and we anticipate that it will be an unrestricted subsidiary under the indentures for our senior subordinated notes, including the notes offered hereby, for the foreseeable future.

Address and Telephone Number

        Iron Mountain was incorporated in 1990 but our operations date from 1951. We are currently organized as a Pennsylvania corporation. Our principal place of business is located at 745 Atlantic Avenue, Boston, Massachusetts 02111, and our telephone number is (617) 535-4766.

The Offering
Notes Offered	We are offering a total of $150,000,000 in principal amount of 6 5/8% Senior Subordinated Notes due 2016.
Maturity Date	January 1, 2016.
Issue Price	We are offering the notes at a price of 100.00% of par.
Interest
We will pay interest on the notes at a fixed annual interest rate of 6 5/8%. We will pay the interest due on the notes every six months on January 1 and July 1. We will make our first interest payment on January 1, 2004.
Subsidiary Guarantors
Each guarantor is one of our domestic wholly owned subsidiaries. However, not all of our subsidiaries are guarantors. If we cannot make payments on the notes when they are due, the subsidiary guarantors must make them instead.
Ranking
The notes and the subsidiary guarantees are unsecured senior subordinated debts. They rank behind all of our and our subsidiary guarantors' current and future indebtedness other than trade payables, except indebtedness that expressly provides that it is not senior to these notes and the guarantees. Assuming we had completed this offering on March 31, 2003 and applied the net proceeds from this offering as described under "Capitalization" and completed the other transactions described under "Capitalization" on March 31, 2003, these notes and the subsidiary guarantees:
• would have been subordinated to $467.1 million of our and our subsidiary guarantors' senior debt and
• would have ranked equally with $1,212.5 million (includes $4.2 million of net premiums) of our and our subsidiary guarantors' other senior subordinated debt and trade payables.
Mandatory Offer to Repurchase
If we sell certain assets or experience specific kinds of changes of control, we must offer to repurchase the notes at the prices listed in this prospectus supplement in the section captioned "Description of the Notes" under the subheading "Repurchase at the Option of Holders."
Optional Redemption
We may, at our option, redeem some or all of the notes at any time prior to July 1, 2008 at the make-whole price set forth in this prospectus supplement. At our option, we may also redeem some or all of the notes at any time after July 1, 2008 at the redemption prices listed in this prospectus supplement in the section captioned "Description of the Notes" under the subheading "Optional Redemption."

Before July 1, 2006 we may, at our option, redeem a portion of the outstanding notes with the proceeds of certain equity offerings as long as at least $100.0 million in aggregate principal amount of notes (including any additional notes subsequently issued as part of the same class) remains outstanding immediately afterwards.
Certain Covenants	We will issue the notes under an indenture with The Bank of New York. The indenture will, among other things, restrict our ability and the ability of our restricted subsidiaries to:
	•	borrow money;
	•	pay dividends on stock or purchase stock;
	•	make investments;
	•	use assets as security in other transactions;
	•	enter into transactions with affiliates; and
	•	sell certain assets or merge with or into other companies.
For more details, see the section captioned "Description of the Notes" under the subheading "Certain Covenants."
Use of Proceeds
We will use the net proceeds of the notes to redeem all or a portion of the 8 1/8% Senior Notes due 2008 of Iron Mountain Canada Corporation, and for general corporate purposes, including the possible repayment of outstanding borrowings under our revolving credit facility, the possible repayment of other indebtedness and possible future acquisitions and investments.

Risk Factors

        You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus including the information incorporated by reference. In particular, you should evaluate the specific risks set forth under the sections captioned "Risk Factors" beginning on page S-8 of this prospectus supplement and page 2 of the accompanying prospectus for a discussion of certain risks in making an investment in the notes.

RISK FACTORS

        You should carefully consider the following factors and other information in this prospectus supplement and accompanying prospectus before deciding to invest in our notes.

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

        We have now and, after the offering, will continue to have a significant amount of indebtedness. The following table shows important credit statistics and assumes that this offering was completed on March 31, 2003 and the net proceeds of this offering were applied as described under "Capitalization" and the other transactions described under "Capitalization" were also completed on March 31, 2003:

	As Adjusted At March 31, 2003
	(Dollars in millions)
Total long-term debt	$1,828.7
Shareholders' equity	$964.0
Debt to equity ratio	1.9	x

        Our substantial indebtedness could have important consequences to you. Our indebtedness may increase as we continue to borrow under existing and future credit arrangements in order to finance future acquisitions and for general corporate purposes, which would increase the associated risks. These risks include:

  •
  inability to satisfy our obligations with respect to the notes;

  •
  inability to adjust to adverse economic conditions;

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  inability to fund future working capital, capital expenditures, acquisitions and other general corporate requirements, including possible required repurchases of the notes;

  •
  limits on our flexibility in planning for, or reacting to, changes in our business and the records and information management services industry;

  •
  limits on future borrowings under our existing or future credit arrangements, which could affect our ability to pay our indebtedness, including the notes, or to fund our other liquidity needs;

  •
  inability to generate sufficient funds to cover required interest payments, including on the notes; and

  •
  restrictions on our ability to refinance our indebtedness on commercially reasonable terms.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt.

        The terms of the indenture generally do not prohibit us or our subsidiaries from borrowing additional funds under our revolving credit facility and possible future credit arrangements. Our revolving credit facility would permit additional borrowings of up to $364.9 million as of March 31, 2003, subject to customary borrowing conditions, assuming we had completed this offering on March 31, 2003 and applied the net proceeds from this offering as described under "Capitalization" and completed the other transactions described under "Capitalization" on March 31, 2003, and all of those borrowings would be senior to the notes and the subsidiary guarantees.

Our ability to generate sufficient cash to service our indebtedness depends on many factors beyond our control.

        Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund capital expenditures and future acquisitions will depend on our ability to generate cash in the future. This, to some extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We believe our cash flow from operations and available borrowings under our existing and future credit arrangements will be adequate to meet our foreseeable future liquidity needs.

        We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our existing and future credit arrangements in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our revolving credit facility and the notes, on commercially reasonable terms or at all.

The notes and the subsidiary guarantees are junior to all of our and the subsidiary guarantors' existing senior indebtedness and possibly to all of our and their future borrowings, and in some situations, this may reduce our ability to fulfill our full obligations under the notes.

        The notes and the subsidiary guarantees rank behind all of our and the subsidiary guarantors' existing senior indebtedness and all of our and their future borrowings, other than trade payables, except any future indebtedness that expressly provides that it ranks equal with, or is subordinated in right of payment to, the notes and the guarantees. As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, the holders of our and the guarantors' senior debt will be entitled to be paid in full in cash before any payment may be made with respect to the notes or the guarantees.

        In addition, all payments on the notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

        If we or the guarantors are subject to a bankruptcy, liquidation or reorganization or similar proceeding, holders of the notes will participate with trade creditors and all other holders of our and the guarantors' subordinated indebtedness in the assets remaining after we and the guarantors have paid all of the senior debt. However, because the indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the guarantors may not have sufficient funds to pay all of our creditors and holders of the notes may receive less, ratably, than the holders of senior debt.

        Assuming we had completed this offering on March 31, 2003 and applied the net proceeds from this offering as described under "Capitalization" and completed the other transactions described under "Capitalization" on March 31, 2003, these notes and the subsidiary guarantees would have been subordinated to $467.1 million of our and our subsidiary guarantors' senior debt and would have ranked equally with $1,212.5 million (includes $4.2 million of net premiums) of our and our subsidiary guarantors' other senior subordinated debt and trade payables. We will be permitted to incur substantial additional indebtedness, including senior debt, in the future under the terms of the indenture.

Your right to receive payments on these notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.

        Substantially all of our direct and indirect wholly owned domestic subsidiaries will guarantee the notes. Iron Mountain Canada Corporation ("Canada Company"), Iron Mountain Europe Limited, their respective subsidiaries and our other existing international subsidiaries do not, and we anticipate that our future international subsidiaries will not, guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. Assuming we had completed this offering on March 31, 2003 and applied the net proceeds from this offering as described under "Capitalization" and completed the other transactions described under "Capitalization" on March 31, 2003, these notes were effectively junior to $364.8 million (net of discounts of $6.3 million) of indebtedness and other liabilities (including trade payables) of our non-guarantor subsidiaries. Included in this amount is $85.0 million in aggregate principal amount of senior notes that Canada Company, our principal Canadian subsidiary, has issued. Canada Company's notes are guaranteed on a senior basis by our other Canadian subsidiaries and on a senior subordinated basis by us and our subsidiary guarantors. As described under "Use of Proceeds" we intend to redeem all or a portion of Canada Company's senior notes with a portion of the net proceeds of this offering. Canada Company and our other Canadian subsidiaries will not guarantee the notes and have not guaranteed our other senior subordinated notes. Our non-guarantor subsidiaries, including Canada Company, generated 14.2% of our consolidated revenues in the year ended December 31, 2002 and 15.8% of such revenues for the three-month period ended March 31, 2003 and held 24.5% of our consolidated assets as of March 31, 2003, in each case without reduction for the minority interests in Iron Mountain Europe Limited and certain of our other international subsidiaries.

        Our condensed consolidating financial information, which we have incorporated by reference from our Annual Report on Form 10-K, as amended by Amendment Number 1 on Form 10-K/A, for the year ended December 31, 2002 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 includes information for Iron Mountain Incorporated, the subsidiary guarantors on a combined basis, Canada Company and our other Canadian subsidiaries on a combined basis and our non-guarantor subsidiaries on a combined basis.

We may not have the ability to raise the funds necessary to finance the repurchase of outstanding senior subordinated indebtedness, including the notes, upon a change of control event as required by the indenture.

        Upon the occurrence of a Change of Control, we will be required to offer to repurchase all outstanding notes and our other existing senior subordinated indebtedness. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of the notes or that restrictions in our revolving credit facility will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture. See "Description of the Notes—Repurchase at the Option of Holders—Change of Control."

Federal and state statutes could allow courts, under specific circumstances, to void guarantees and require holders of the notes to return payments received from guarantors.

        Under federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor, if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

  •
  was insolvent or rendered insolvent by reason of such incurrence; or

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

  •
  if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business or any transaction in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

        A guarantor may be released from its guarantee at any time upon a sale, exchange or transfer, in compliance with the provisions of the indenture, by Iron Mountain of the capital stock of such guarantor or substantially all of the assets of such guarantor. In addition, in some other circumstances, a guarantor may be released from its subsidiary guarantee in connection with our designation of such guarantor as an unrestricted subsidiary or excluded restricted subsidiary. See "Description of the Notes—Certain Covenants—Additional Subsidiary Guarantees."

Our former use of Arthur Andersen LLP as our independent auditor may pose risks to us and will limit your ability to seek potential recoveries from them related to their work.

        Effective June 19, 2002, we dismissed Arthur Andersen LLP, our former independent auditor, and appointed Deloitte & Touche LLP to succeed Andersen as our independent auditors. Our audited consolidated financial statements as of December 31, 2001 and for the years ended December 31, 2001 and 2000 that are incorporated by reference in this prospectus supplement were audited by Andersen as stated in their reports incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting. Andersen has not consented to the incorporation by reference of its audit reports in this prospectus supplement, and we have dispensed with the requirement to file Andersen's consent in reliance on Rule 437a under the Securities Act. Since Andersen has not consented to the incorporation by reference of their audit reports in the registration statement, an investor's ability to seek potential recoveries from Andersen related to any claims that an investor may assert as a result of the work performed by Andersen may be limited significantly by the lack of such consent and the diminished amount of assets of Andersen that are or may be available to satisfy any such claims.

Since Iron Mountain is a holding company, our ability to make payments on the notes depends in part on the operations of our subsidiaries.

        Iron Mountain is a holding company, and substantially all of our assets consist of the stock of our subsidiaries and substantially all of our operations are conducted by our direct and indirect wholly owned subsidiaries. As a result, our ability to make payments on the notes will be dependent upon the receipt of sufficient funds from our subsidiaries. However, the notes will be guaranteed, on a joint and several basis, by most, but not all, of our direct and indirect wholly owned domestic subsidiaries.

We cannot guarantee that there will be a trading market for the notes.

        The notes are a new issue of securities for which no trading market currently exists. We do not intend to list the notes on any national or regional securities exchange or to seek approval for quotation through any automated quotation system. We cannot give any assurance that a trading market will exist in the future for the notes. Even if a market does develop, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally.

USE OF PROCEEDS

        The net proceeds to us from the offering of the notes are estimated to be $147.5 million, after deducting discounts to the underwriters and estimated offering expenses. We expect to use the net proceeds of the notes to redeem all or a portion of Canada Company's 8 1/8% Senior Notes due 2008, which we and our subsidiary guarantors have guaranteed on a senior subordinated basis, at a redemption price (expressed as a percentage of principal amount) of 104.063%, plus accrued and unpaid interest to the redemption date, and for general corporate purposes, including the possible repayment of outstanding borrowings under our revolving credit facility, the possible repayment of other indebtedness and possible future acquisitions and investments. Pending this utilization, we intend to invest the net proceeds from the sale of the notes in short-term, dividend-paying or interest-bearing investment grade securities. We used borrowings under our revolving credit facility during the most recent twelve months to finance acquisitions and for working capital. Our revolving credit facility has a maturity date of January 31, 2005. The weighted average interest rate as of June 13, 2003 on indebtedness outstanding under our revolving credit facility was 6.0%.

CAPITALIZATION
(In thousands)

        The following table sets forth at March 31, 2003 our: (a) actual cash and cash equivalents and capitalization and (b) cash and cash equivalents and capitalization as adjusted to give effect to:

  •
  the issuance of $300 million in principal amount of our 7 3/4% Senior Subordinated Notes due 2015 at an offering price of 104.00% of par,

  •
  the purchase and redemption of $220 million in principal amount of our 8 3/4% Senior Subordinated Notes due 2009 at a purchase or redemption price, as the case may be, expressed as a percentage of principal amount, equal to 104.375%, plus accrued and unpaid interest to the date of purchase or redemption, as the case may be, and

  •
  this offering and the application of the net proceeds from this offering as described in "Use of Proceeds."

        This table should be read in conjunction with the section captioned "Use of Proceeds" in this prospectus supplement and our Consolidated Financial Statements and the footnotes thereto incorporated herein by reference.

	As of March 31, 2003
	Actual	As Adjusted(2)
Cash and Cash Equivalents	$13,581	$93,857

Long-term Debt (Including Current Maturities):
Revolving Credit Facility	$90,742	$—
Term Loan	249,500	249,500
6 5/8% Senior Subordinated Notes due 2016	—	150,000
8 1/8% Senior Notes due 2008(1)	125,143	78,676
8 3/4% Senior Subordinated Notes due 2009	219,769	—
8 1/4% Senior Subordinated Notes due 2011	149,636	149,636
8 5/8% Senior Subordinated Notes due 2013	481,092	481,092
7 3/4% Senior Subordinated Notes due 2015	129,973	441,973
Real Estate Term Loans	202,647	202,647
Real Estate Mortgages and Other	27,596	27,596
Other	47,621	47,621

Total Long-term Debt (Including Current Maturities)	1,723,719	1,828,741
Total Shareholders' Equity	976,412	963,982

Total Capitalization	$2,700,131	$2,792,723

(1)
The 8 1/8% senior notes were issued by Canada Company, our principal Canadian subsidiary. Canada Company will not be a guarantor of the notes and is not a guarantor of our other senior subordinated notes. We and our subsidiary guarantors have guaranteed Canada Company's obligations in respect of the 8 1/8% senior notes. The guarantees are on a senior subordinated basis and rank pari passu with all of our senior subordinated notes.

(2)
For purposes of this table, we have assumed we will redeem $50 million in principal amount of Canada Company's 8 1/8% senior notes at a redemption price (expressed as a percentage of principal amount) of 104.063%, plus accrued and unpaid interest to the redemption date. We may redeem more or less than that amount.

DESCRIPTION OF THE NOTES

        The following description of the particular terms of the notes supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of debt securities set forth under "Description of our Debt Securities" in the accompanying prospectus to which reference is hereby made. You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." Other terms are defined in the accompanying prospectus. Certain defined terms used in this description but not defined below under the subheading "Certain Definitions" have the meanings assigned to them in the Indenture described below. In this description, the word "Company" refers only to Iron Mountain and not to any of its subsidiaries.

General

        The Company will issue the notes under an indenture dated as of December 30, 2002 (the "Base Indenture"), as supplemented by a Second Supplemental Indenture (the "Supplemental Indenture"), among the Company, the guarantors and The Bank of New York, as trustee (the "Trustee"). For convenience, the Base Indenture as supplemented by the Supplemental Indenture is referred to as the "Indenture." The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as a holder of the notes. If you would like more information on these provisions, review the copy of the Indenture that we have filed with the Securities and Exchange Commission (the "Commission"). See "Documents Incorporated By Reference" and "Where You Can Find More Information" in this prospectus supplement and in the accompanying prospectus for information about how to locate these documents. You may also review the Indenture at the Trustee's corporate trust office at 101 Barclay Street, Floor 21 West, New York, New York 10286.

        The Indenture permits the issuance of additional notes from time to time having identical terms and conditions to the notes offered in this offering. Any offering of additional notes is subject to the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any additional notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

        As used herein, the term "notes" refers to the $150 million in aggregate principal amount of notes offered herein. The notes will be general unsecured obligations of the Company and will mature on January 1, 2016. The notes will be issued in registered form, without coupons, and in denominations of $1,000 and integral multiples thereof. The notes will be evidenced by a global note in book-entry form, except under the limited circumstances described below under "—Book-Entry, Delivery and Form." The registered holder of a note ("Holder") will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Indenture.

        The notes:

  •
  are general unsecured obligations of the Company;

  •
  are subordinated in right of payment to all existing and future Senior Debt of the Company;

  •
  are pari passu in right of payment with existing and any future senior subordinated Indebtedness of the Company; and

  •
  are unconditionally guaranteed by the guarantors.

        The notes are guaranteed by the guarantors. Each subsidiary guarantee of the notes:

  •
  is a general unsecured obligation of the guarantor;

  •
  is subordinated in right of payment to all existing and future Senior Debt of the guarantor; and

  •
  is pari passu in right of payment with any existing and future senior subordinated Indebtedness of the guarantor.

        Assuming we had completed this offering on March 31, 2003 and applied the net proceeds from this offering as described under "Capitalization" and completed the other transactions described under "Capitalization" on March 31, 2003, these notes and the subsidiary guarantees would have been subordinated to $467.1 million of Iron Mountain's and the subsidiary guarantors' Senior Debt and would have ranked equally with $1,212.5 million (includes $4.2 million of net premiums) of Iron Mountain's and the subsidiary guarantors' other senior subordinated debt and trade payables. As indicated above and as discussed in detail below under the caption "—Subordination," payments on the notes and under the subsidiary guarantees will be subordinated to the payment of Senior Debt. The Indenture permits Iron Mountain and the guarantors to incur additional Senior Debt.

        Not all of our subsidiaries will guarantee the notes. Substantially all of our direct and indirect wholly owned domestic subsidiaries will guarantee the notes. Canada Company, Iron Mountain Europe Limited, their respective subsidiaries and our other existing international subsidiaries will not be guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us. Our non-guarantor subsidiaries, including Canada Company, generated 14.2% of our consolidated revenues in the year ended December 31, 2002 and 15.8% of such revenue for the three-month period ended March 31, 2003 and held 24.5% of our consolidated assets as of March 31, 2003, in each case without reduction for minority interests in Iron Mountain Europe Limited and certain of our other international subsidiaries. See our Consolidated Financial Statements incorporated by reference in this prospectus supplement from Iron Mountain's Annual Report on Form 10-K, as amended by Amendment Number 1 on Form 10-K/A, for the year ended December 31, 2002 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 for more detail about the division of Iron Mountain's consolidated revenues and assets between Iron Mountain's guarantor and non-guarantor subsidiaries.

Interest

        Interest on the notes will accrue at the rate of 6 5/8% per annum and will be payable semi-annually in arrears on January 1 and July 1, commencing on January 1, 2004 to Holders of record on the immediately preceding December 15 and June 15. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        The notes will be payable both as to principal and interest at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of notes at their addresses set forth in the register of Holders of notes. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose.

Paying Agent and Registrar for the Notes

        The Trustee will initially act as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange notes in accordance with the Indenture. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. The Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before the mailing of a notice of redemption of notes to be redeemed.

Subsidiary Guarantees

        The Company's payment obligations under the notes will be jointly and severally guaranteed pursuant to the subsidiary guarantees on an unsecured senior subordinated basis by all of the Company's Restricted Subsidiaries other than the Excluded Restricted Subsidiaries (as defined below). See "—Certain Covenants—Additional Subsidiary Guarantees." Each subsidiary guarantee will be subordinated to the prior payment in full of all Senior Debt of each such subsidiary guarantor, which, assuming we had completed this offering on March 31, 2003 and applied the net proceeds from this offering as described under "Capitalization" and completed the other transactions described under "Capitalization" on March 31, 2003, would have been $467.1 million. Notwithstanding the subordination provisions contained in the Indenture, the obligations of a guarantor under its subsidiary guarantee will be unconditional, but will contain language intended to prevent that subsidiary guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Federal and state statutes could allow courts, under specific circumstances, to void guarantees and require holders of the notes to return payments received from guarantors."

        The subsidiary guarantee of a guarantor will be released under the circumstances described under "—Certain Covenants—Additional Subsidiary Guarantees."

Subordination

        The payment of principal of, premium, if any, and interest on the notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash of all Obligations with respect to Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

        The holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not allowed as a claim in such proceeding) before the Holders of notes will be entitled to receive any payment or distribution with respect to the notes. Until all Obligations with respect to Senior Debt are paid in full in cash, any payment or distribution to which the Holders of notes would be entitled shall be made to the holders of Senior Debt, upon any payment or distribution to creditors of the Company or any guarantor:

  (1)
  in a liquidation or dissolution of the Company or such guarantor; or

  (2)
  in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or any guarantor or its property; or

  (3)
  in an assignment for the benefit of creditors; or

  (4)
  in any marshaling of the assets and liabilities of the Company or any guarantor.

        Neither the Company nor any guarantor may make any payment or distribution upon or in respect of the notes, including, without limitation, by way of set-off or otherwise, or redeem (or make a deposit in redemption of), defease or acquire any of the notes for cash, properties or securities if:

  (1)
  a default in the payment of any Obligation in respect of any Senior Debt occurs and is continuing; or

  (2)
  any other default (or any event that, after notice or passage of time would become a default) (a "Non-Monetary Default") occurs and is continuing with respect to Senior Debt and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the holders (or the agent or representative of such holders) of any Designated Senior Debt.

        Payments on the notes may and shall be resumed:

  (1)
  in the case of a payment default, on the date on which such default is cured or waived; and

  (2)
  in the case of a Non-Monetary Default, on the earlier of the date on which such Non-Monetary Default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Senior Debt has been accelerated.

        Any number of Payment Blockage Notices may be given, provided, however, that:

  (1)
  not more than one Payment Blockage Notice may be commenced during any period of 360 consecutive days; and

  (2)
  any Non-Monetary Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee (to the extent the holder of Designated Senior Debt, or such trustee or agent, giving such Payment Blockage Notice had knowledge of the same) shall not be the basis for a subsequent Payment Blockage Notice, unless such default has been cured or waived for a period of not less than 90 consecutive days.

        The Company must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default (as described below).

        As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of notes may recover less ratably than creditors of the Company who are holders of Senior Debt. After giving effect to the offering of the notes and the use of the net proceeds as described under "Capitalization" and the completion of the other transactions described under "Capitalization" the principal amount of Senior Debt of the Company and the guarantors outstanding at March 31, 2003 would have been $467.1 million. The Indenture will not limit the amount of additional Indebtedness, including Senior Debt, that the Company and its Restricted Subsidiaries can incur if certain financial tests are met. See "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

Optional Redemption

        Prior to July 1, 2008, the notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 10 nor more than 60 days' notice, at the Make-Whole Price, plus accrued and unpaid interest to but excluding the applicable redemption date. On and after July 1, 2008, the notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 10 nor more than 60 days' notice, at the redemption price (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest to but excluding the applicable redemption date, if redeemed during the twelve-month period beginning on July 1 of the years indicated below:

Year	Percentage
2008	103.313%
2009	102.208
2010	101.104
2011 and thereafter	100.000%

        Notwithstanding the foregoing, at any time prior to July 1, 2006 the Company may on any one or more occasions redeem the notes at a redemption price of 106.625% of the principal amount thereof, plus accrued and unpaid interest, and Liquidated Damages if any, to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings; provided that:

  (1)
  at least $100.0 million in the aggregate principal amount of the notes (including any additional notes subsequently issued as part of the same class) issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Company and the Company's Subsidiaries); and

  (2)
  the redemption occurs within six months of the date of the closing of any such Qualified Equity Offering.

Mandatory Redemption

        The Company is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

        Change of Control.    Upon the occurrence of a Change of Control, each Holder of notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to but excluding the date of repurchase (the "Change of Control Payment").

        Within 30 calendar days following any Change of Control, the Company will mail a notice to each Holder stating:

  (1)
  that the Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all notes tendered will be accepted for payment;

  (2)
  the purchase price and the purchase date, which will be no earlier than 30 calendar days nor later than 60 calendar days from the date such notice is mailed (the "Change of Control Payment Date");

  (3)
  that any note not tendered will continue to accrue interest;

  (4)
  that, unless the Company defaults in the payment of the Change of Control Payment, all notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

  (5)
  that Holders electing to have any notes purchased pursuant to a Change of Control Offer will be required to surrender the notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the notes completed, to the paying agent at the address specified in such notice prior to the close of business on the fifth Business Day preceding the Change of Control Payment Date;

  (6)
  that Holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such notes purchased; and

  (7)
  that Holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

        The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable to the repurchase of the notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

        On the Change of Control Payment Date, the Company will, to the extent lawful:

  (1)
  accept for payment notes or portions thereof tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

  (3)
  deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers' Certificate stating the notes or portions thereof tendered to the Company.

        The paying agent will promptly mail to each Holder of notes so accepted the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof.

        Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar restructuring, nor does it contain any other "event risk" protections for Holders of the notes.

        Although the Change of Control provision may not be waived by the Company, and may be waived by the Trustee only in accordance with the provisions of the Indenture, there can be no assurance that any particular transaction (including a highly leveraged transaction) cannot be structured or effected in a manner not constituting a Change of Control.

        The Credit Agreement currently limits the right of the Company to purchase any notes prior to their scheduled maturity and also provides that a Change of Control with respect to the Company is a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing notes, the Company could seek a waiver of the default under the Credit Agreement, the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a waiver and consent or repay such borrowings, the Company would remain prohibited from purchasing notes and will be in default under the Credit Agreement. In such case, the Company's failure to purchase tendered notes would, in turn, constitute an Event of Default under the Indenture. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of notes.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company to another Person or group may be uncertain.

        Asset Sales.    The Company will not, and will not permit any of its Restricted Subsidiaries to:

  (1)
  sell, lease, convey or otherwise dispose of any assets (including by way of a Sale and Leaseback Transaction, but excluding a Qualifying Sale and Leaseback Transaction) other than sales of inventory in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company will be governed by the provisions of the Indenture described above under the caption "Change of Control" and/or the provisions described below under the caption "Certain Covenants—Merger, Consolidation, or Sale of Assets" and not by the provisions of this covenant); or

  (2)
  issue or sell Equity Interests of any of its Restricted Subsidiaries that in the case of either clause (1) or (2) above, whether in a single transaction or a series of related transactions:

    (i)
    have a fair market value in excess of $2.0 million; or

    (ii)
    result in Net Proceeds in excess of $2.0 million (each of the foregoing, an "Asset Sale"), unless (x) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by an Officers' Certificate delivered to the Trustee, and for Asset Sales having a fair market value or resulting in net proceeds in excess of $10.0 million, evidenced by a resolution of the board of directors set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of and (y) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or like-kind assets (in each case as determined in good faith by the Company, evidenced by a resolution of the board of directors and certified by an Officers' Certificate delivered to the Trustee);

provided, however, that the amount of:

      (A)
      any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes or any subsidiary guarantee) that are assumed by the transferee of any such assets; and

      (B)
      any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) or Cash Equivalents, shall be deemed to be cash for purposes of this provision; and provided, further, that the 75% limitation referred to in the foregoing clause (ii) (y) shall not apply to any Asset Sale in which the cash portion of the consideration received therefrom is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

        A transfer of assets or issuance of Equity Interests by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary will not be deemed to be an Asset Sale.

        Within 360 days of any Asset Sale, the Company may, at its option, apply an amount equal to the Net Proceeds from such Asset Sale either:

  (1)
  to permanently reduce Senior Debt; or

  (2)
  to an investment in a Restricted Subsidiary or in another business or capital expenditure or other long-term/tangible assets, in each case, in the same line of business as the Company or any of its Restricted Subsidiaries was engaged on the date of the Indenture or in businesses similar or reasonably related thereto.

        Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Bank Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from such Asset Sale that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an offer to all Holders of the notes, all holders of the 8 1/4% notes, the 8 1/8% notes, the 8 5/8% notes and the 7 3/4% notes and the holders of any future Indebtedness ranking pari passu with the notes, which Indebtedness contains similar provisions requiring the Company to repurchase such Indebtedness (an "Asset Sale Offer"), to purchase the maximum principal amount of notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of notes and other pari passu Indebtedness (including the 8 1/4% notes, the 8 1/8% notes, the 8 5/8% notes and the 7 3/4% notes) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of notes and such other Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict. The agreements governing the Company's outstanding Senior Debt currently restrict the Company from purchasing any notes prior to scheduled maturity, and also provide that certain asset sale events with respect to the Company would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company would remain prohibited from purchasing notes. In such case, the Company's failure to purchase tendered notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of notes.

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption as follows:

  (1)
  if the notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

  (2)
  if the notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

        No notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 10 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address.

        If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption.

Certain Covenants

        Restricted Payments.    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or such Restricted Subsidiary or dividends or distributions payable to the Company or any Restricted Subsidiary);

  (2)
  purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary);

  (3)
  purchase, redeem or otherwise acquire or retire prior to scheduled maturity for value any Indebtedness that is subordinated in right of payment to the notes; or

  (4)
  make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments");

        unless, at the time of such Restricted Payment:

    (i)
    no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

    (ii)
    the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock;" and

    (iii)
    such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after October 1, 1996 is less than (x) the cumulative EBITDA of the Company, minus 1.75 times the cumulative Consolidated Interest Expense of the Company, in each case for the period (taken as one accounting period) from June 30, 1996, to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, plus (y) the aggregate net Equity Proceeds received by the Company from the issuance or sale since the date of the 1996 Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests or convertible debt securities sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (z) $2.0 million.

        As of March 31, 2003, the amount that would have been available to the Company for Restricted Payments pursuant to this clause (iii) would have been approximately $1.3 billion. The Company has similar (and more restrictive) covenants in its Credit Agreement and other agreements to which it is a party. The amount of Restricted Payments that the Company could make without violating these covenants is substantially less than the amount that would be permitted under the Indenture.

  The foregoing provisions will not prohibit:

  (1)
  the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

  (2)
  the redemption, repurchase, retirement or other acquisition or retirement for value of any Equity Interests of the Company in exchange for, or with the net cash proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock);

  (3)
  the defeasance, redemption, repurchase, retirement or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the notes in exchange for, or with the net cash proceeds of, a substantially concurrent issuance and sale (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock);

  (4)
  the defeasance, redemption, repurchase, retirement or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the notes in exchange for, or with the net cash proceeds of, a substantially concurrent issue and sale (other than to the Company or any of its Restricted Subsidiaries) of Refinancing Indebtedness;

  (5)
  the repurchase of any Indebtedness subordinated in right of payment to the notes at a purchase price not greater than 101% of the principal amount of such Indebtedness in the event of a Change of Control in accordance with provisions similar to the "Change of Control" covenant, provided that prior to or contemporaneously with such repurchase the Company has made the Change of Control Offer as provided in such covenant with respect to the notes and has repurchased all notes validly tendered for payment in connection with such Change of Control Offer; and

  (6)
  additional payments to current or former employees or directors of the Company for repurchases of stock, stock options or other equity interests, provided that the aggregate amount of all such payments under this clause (6) does not exceed $0.5 million in any year and $2.0 million in the aggregate.

        The Restricted Payments described in clauses (2), (3), (5) and (6) of the immediately preceding paragraph will be Restricted Payments that will be permitted to be taken in accordance with such paragraph but will reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of the first paragraph of this section, and the Restricted Payments described in clauses (1) and (4) of the immediately preceding paragraph will be Restricted Payments that will be permitted to be taken in accordance with such paragraph and will not reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of the first paragraph of this section.

        If an Investment results in the making of a Restricted Payment, the aggregate amount of all Restricted Payments deemed to have been made as calculated under the foregoing provision will be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise) to the extent such net reduction is not included in the Company's EBITDA; provided, however, that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (a) the cash proceeds received by the Company and its Restricted Subsidiaries in connection with such net reduction and (b) the initial amount of such Investment.

        If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment in an Unrestricted Subsidiary or other Person that thereafter becomes a Restricted Subsidiary, such Investment will no longer be counted as a Restricted Payment for purposes of calculating the aggregate amount of Restricted Payments. For the purpose of making any calculations under the Indenture:

  (1)
  an Investment will include the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and will exclude the fair market value of the net assets of any Unrestricted Subsidiary that is designated as a Restricted Subsidiary;

  (2)
  any property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer, provided that, in each case, the fair market value of an asset or property is as determined by the board of directors in good faith; and

  (3)
  subject to the foregoing, the amount of any Restricted Payment, if other than cash, will be determined by the board of directors, whose good faith determination will be conclusive.

        The board of directors may designate a Restricted Subsidiary to be an Unrestricted Subsidiary in compliance with the covenant entitled "Unrestricted Subsidiaries." Upon such designation, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments made at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

        Incurrence of Indebtedness and Issuance of Preferred Stock.    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness and may permit a Restricted Subsidiary to incur Indebtedness if at the time of such incurrence and after giving effect thereto the Leverage Ratio would be less than 6.5 to 1.0.

        The foregoing limitations will not apply to:

  (1)
  the incurrence by the Company or any Restricted Subsidiary of Senior Bank Debt in an aggregate amount not to exceed $100.0 million at any one time outstanding;

  (2)
  the issuance by the Restricted Subsidiaries of subsidiary guarantees;

  (3)
  the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

  (4)
  the issuance by the Company of the notes;

  (5)
  the incurrence by the Company and its Restricted Subsidiaries of Capital Lease Obligations and/or additional Indebtedness constituting purchase money obligations up to an aggregate of $5.0 million at any one time outstanding, provided that the Liens securing such Indebtedness constitute Permitted Liens;

  (6)
  the incurrence of Indebtedness between (i) the Company and its Restricted Subsidiaries and (ii) the Restricted Subsidiaries;

  (7)
  Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding;

  (8)
  the incurrence by the Company and its Restricted Subsidiaries of Indebtedness arising out of letters of credit, performance bonds, surety bonds and bankers' acceptances incurred in the ordinary course of business up to an aggregate of $5.0 million at any one time outstanding;

  (9)
  the incurrence by the Company and its Restricted Subsidiaries of Indebtedness consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock; and

  (10)
  the incurrence by the Company and its Restricted Subsidiaries of Refinancing Indebtedness issued in exchange for, or the proceeds of which are used to repay, redeem, defease, extend, refinance, renew, replace or refund, Indebtedness referred to in clauses (2) through (5) above, and this clause (10) or that was otherwise permitted to be incurred pursuant to the test set forth in the first paragraph of this covenant.

        There are additional limitations on the ability of some Excluded Restricted Subsidiaries to incur Indebtedness as provided in the covenant described under the caption "Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries."

        Liens.    Neither the Company nor any of its Restricted Subsidiaries may directly or indirectly create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) upon any property or assets now owned or hereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income therefrom, unless (a) in the case of any Lien securing any Indebtedness that is subordinate to the notes, the notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (b) in the case of any other Lien, the notes are equally and ratably secured with the obligation or liability secured by such Lien.

        Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to the Company or any of its Restricted Subsidiaries; or

  (3)
  transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  Existing Indebtedness;

  (2)
  the Credit Agreement as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancing thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive in the aggregate with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the date of the Indenture;

  (3)
  the Indenture and the notes;

  (4)
  applicable law;

  (5)
  any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the EBITDA of such Person is not taken into account in determining whether such acquisition was permitted by the terms of the Indenture;

  (6)
  customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

  (7)
  restrictions on the transfer of property subject to purchase money obligations or Capital Lease Obligations otherwise permitted by clause (5) of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock;"

  (8)
  permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced; or

  (9)
  any agreement or instrument governing Indebtedness of an Excluded Restricted Subsidiary provided that (i) at the time such agreement or instrument is entered into, such Excluded Restricted Subsidiary and its Restricted Subsidiaries have a Leverage Ratio of less than 6.5 to 1.0 and (ii) neither such Excluded Restricted Subsidiary nor any of its Restricted Subsidiaries shall, directly or indirectly, incur any Indebtedness (including Acquired Debt) unless at the time of such incurrence and after giving effect thereto, the Leverage Ratio for such Excluded Restricted Subsidiary and its Restricted Subsidiaries would be less than 6.5 to 1.0. For purposes of determining the Leverage Ratio under this clause (9) only, all references to the "Company" and its "Restricted Subsidiaries" or similar references in the definition of "Leverage Ratio" and other defined terms necessary to determine the Leverage Ratio shall be deemed to refer to such Excluded Restricted Subsidiary and its Restricted Subsidiaries, respectively.

        Merger, Consolidation, or Sale of Assets.    The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

  (1)
  the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the notes and the Indenture (pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee);

  (3)
  immediately after such transaction no Default or Event of Default exists; and

  (4)
  the Company or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, will, at the time of such transaction and after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock."

        Transactions with Affiliates.    The Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

    (a)
    such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a non-Affiliated Person; and

    (b)
    the Company delivers to the Trustee:

    (i)
    with respect to any Affiliate Transaction involving aggregate payments in excess of $5.0 million, a resolution of the board of directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors; and

    (ii)
    with respect to any Affiliate Transaction involving aggregate payments in excess of $10.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing.

        The following items shall not be deemed Affiliate Transactions and therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

  (2)
  transactions between or among the Company and/or its Restricted Subsidiaries;

  (3)
  transactions permitted by the provisions of the Indenture described above under the covenant entitled "Restricted Payments;" and

  (4)
  the grant of stock, stock options or other equity interests to employees and directors of the Company and any Restricted Subsidiary in accordance with duly adopted Company stock grant, stock option and similar plans.

        The provisions set forth in clause (b) above shall not apply to sales of inventory by the Company or any Restricted Subsidiary to any Affiliate in the ordinary course of business. The provisions of clause (b) (ii) above shall not apply to loans or advances to the Company or any Restricted Subsidiary from, or equity investments in the Company or any Restricted Subsidiary by, any Affiliate to the extent permitted by the provisions of the Indenture described above under the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock."

        Certain Senior Subordinated Debt.    The Company will not incur any Indebtedness that is subordinated or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the notes. The Company will not permit any Restricted Subsidiary to incur any Indebtedness that is subordinated or junior in right of payment to its Senior Debt and senior in any respect in right of payment to its subsidiary guarantee.

        Additional Subsidiary Guarantees.    If any entity (other than an Excluded Restricted Subsidiary) shall become a Restricted Subsidiary after the date of the Indenture, then such Restricted Subsidiary shall execute a subsidiary guarantee and deliver an opinion of counsel with respect thereto, in accordance with the terms of the Indenture.

        No Restricted Subsidiary (including any Excluded Restricted Subsidiary) may consolidate with or merge with or into (whether or not such Restricted Subsidiary is the surviving Person), another Person (other than the Company) whether or not affiliated with such Restricted Subsidiary unless:

  (1)
  subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Restricted Subsidiary) assumes all the obligations of such Restricted Subsidiary under its subsidiary guarantee (except in the case of an Excluded Restricted Subsidiary) pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee;

  (2)
  immediately after giving effect to such transaction, no Default or Event of Default exists; and

  (3)
  such Restricted Subsidiary, or any Person formed by or surviving any such consolidation or merger, would be permitted to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock."

        In the event of:

  (1)
  a sale or other disposition of all of the assets of any Restricted Subsidiary, by way of merger, consolidation or otherwise;

  (2)
  a sale or other disposition of all of the capital stock of any Restricted Subsidiary; or

  (3)
  the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of the covenant entitled "Unrestricted Subsidiaries,"

then such Restricted Subsidiary (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Restricted Subsidiary or in the event of the designation of such Restricted Subsidiary as an Unrestricted Subsidiary) or the Person acquiring the property (in the event of a sale or other disposition of all of the assets of such Restricted Subsidiary) will be released and relieved of any obligations under its subsidiary guarantee, provided that the Net

Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "—Repurchase at the Option of Holders—Asset Sales."

        Unrestricted Subsidiaries.    The board of directors may designate any Subsidiary (including any Restricted Subsidiary or any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as:

  (1)
  neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary;

  (2)
  no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity;

  (3)
  any Investment in such Subsidiary deemed to be made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of the covenant entitled "Restricted Payments;"

  (4)
  neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than (A) those that might be obtained at the time from Persons who are not Affiliates of the Company or (B) administrative, tax sharing and other ordinary course contracts, agreements, arrangements and understandings or obligations entered into in the ordinary course of business; and

  (5)
  neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional shares of Capital Stock or other Equity Interests in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results other than as permitted under the covenant entitled "Restricted Payments."

        Notwithstanding the foregoing, the Company may not designate as an Unrestricted Subsidiary any Subsidiary which, on the date of the indenture for the 8 1/4% notes, was a Significant Subsidiary, and may not sell, transfer or otherwise dispose of any properties or assets of any such Significant Subsidiary to an Unrestricted Subsidiary, other than in the ordinary course of business, in each case other than Iron Mountain Global, Inc. and its Subsidiaries (including without limitation Iron Mountain Europe Limited and its Subsidiaries).

        The board of directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if:

  (1)
  such Indebtedness is permitted under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant; and

  (2)
  no Default or Event of Default would occur as a result of such designation.

        Limitation on Sale and Leaseback Transactions.    The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless:

  (1)
  the consideration received in such Sale and Leaseback Transaction is at least equal to the fair market value of the property sold, as determined by a resolution of the board of directors of the Company; and

  (2)
  the Company or such Restricted Subsidiary could incur the Attributable Indebtedness in respect of such Sale and Leaseback Transaction in compliance with the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock."

        Reports.    Whether or not required by the rules and regulations of the Commission, so long as any notes are outstanding, the Company will furnish to the Holders of notes:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

  (2)
  all financial information that would be required to be included in a Form 8-K filed with the Commission if the Company were required to file such reports.

In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to investors who request it in writing.

Events of Default and Remedies

        Each of the following constitutes an "Event of Default:"

  (1)
  default for 30 days in the payment when due of interest on the notes (whether or not prohibited by the subordination provisions of the Indenture);

  (2)
  default in payment when due of the principal of or premium, if any, on the notes (whether or not prohibited by the subordination provisions of the Indenture);

  (3)
  failure by the Company to comply with the provisions described under "—Repurchase at the Option of Holders—Change of Control;"

  (4)
  failure by the Company or any guarantor for 60 days after written notice from the Trustee or Holders of not less than 25% of the aggregate principal amount of the notes outstanding to comply with any of its other agreements in the Indenture, notes or the subsidiary guarantees;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee exists on the date of the Indenture or is created thereafter, if:

  (i)
  such default results in the acceleration of such Indebtedness prior to its express maturity or shall constitute a default in the payment of such Indebtedness at final maturity of such Indebtedness; and

  (ii)
  the principal amount of any such Indebtedness that has been accelerated or not paid at maturity, when added to the aggregate principal amount of all other such Indebtedness that has been accelerated or not paid at maturity, exceeds $10.0 million;

  (6)
  failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments remain unpaid, undischarged or unstayed for a period of 60 days;

  (7)
  certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that are Significant Subsidiaries; and

  (8)
  except as permitted by the Indenture or the subsidiary guarantees, any subsidiary guarantee issued by a Restricted Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Restricted Subsidiary or any Person acting on behalf of any Restricted Subsidiary shall deny or disaffirm in writing its obligations under its subsidiary guarantee.

        If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately; provided, however, that if any Obligation with respect to Senior Bank Debt is outstanding pursuant to the Credit Agreement upon a declaration of acceleration of the notes, the principal, premium, if any, and interest on the notes will not be payable until the earlier of:

  (1)
  the day which is five business days after written notice of acceleration is received by the Company and the Credit Agent; or

  (2)
  the date of acceleration of the Indebtedness under the Credit Agreement. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary, the principal of, and premium, if any, and any accrued and unpaid interest on all outstanding notes will become due and payable without further action or notice.

        Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture. In the event of a declaration of acceleration of the notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (5) above, the declaration of acceleration of the notes shall be automatically annulled if the holders of any Indebtedness described in clause (5) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days from the date of such declaration and if:

  (1)
  the annulment of the acceleration of the notes would not conflict with any judgment or decree of a competent jurisdiction; and

  (2)
  all existing Events of Default, except non-payment of principal or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived.

        In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the Make-Whole Price or premium, as applicable, that the Company would have had to pay if the Company then had elected to redeem the notes pursuant to the optional redemption provisions of the Indenture, the applicable Make-Whole Price, or an equivalent premium, as the case may be, shall become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes.

        The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

        The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Company or any Restricted Subsidiary, as such, shall have any liability for any obligations of the Company or any Restricted Subsidiary under the notes, the subsidiary guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note and the subsidiary guarantees waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes and the subsidiary guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes ("Legal Defeasance") except for:

  (1)
  the rights of Holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due;

  (2)
  the Company's obligations with respect to the notes concerning issuing temporary notes; registration of notes; mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the notes, cash in Dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the outstanding notes;

  (2)
  in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default shall have occurred and be continuing on the date of the deposit described in clause (1) above, or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

  (5)
  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

  (6)
  the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

  (7)
  the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

  (8)
  the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Book-Entry, Delivery and Form

        The notes initially will be issued in book-entry form and represented by one or more global notes. The global notes will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, as depositary, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing notes under the limited circumstances described below, a global note may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        DTC has advised us that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. "Direct participants" in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, which we sometimes refer to as "indirect participants," that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the Commission.

        Purchases of notes within the DTC system must be made by or through direct participants, which will receive a credit for those notes on DTC's records. The ownership interest of the actual purchaser of the notes, which we sometimes refer to as a "beneficial owner," is in turn recorded on the direct and indirect participants' records. Beneficial owners of notes will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased notes. Transfer of ownership interests in global notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global notes except under the limited circumstances described below.

        To facilitate subsequent transfers, all global notes deposited with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the notes. DTC has no knowledge of the actual beneficial owners of the notes. DTC's records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

        Redemption notices will be sent to DTC or its nominee. If less than all of the notes are being redeemed, DTC will determine the amount of the interest of each direct participant in the notes to be redeemed in accordance with DTC's procedures.

        In any case where a vote may be required with respect to the notes neither DTC or Cede & Co. will give consent for or vote the global notes. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the notes are credited on the record date identified in a listing attached to the omnibus proxy.

        Principal, premium, if any, and interest payments on the notes will be made to Cede & Co., as nominee of DTC.

        DTC's practice is to credit direct participants' accounts on the relevant payment date unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct or indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

        Except under limited circumstances described below, purchasers of notes will not be entitled to have notes registered in their names and will not receive physical delivery of notes. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the notes and Indenture.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definite form. Those laws may impair the ability to transfer or pledge beneficial interests in notes.

        DTC is under no obligation to provide its services as depositary for the notes and may discontinue providing its services at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

        As noted above, beneficial owners of notes generally will not receive certificates representing their ownership interests in the notes. However, if:

  •
  DTC notifies us that it is unwilling or unable to continue as a depositary for the global notes or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be;

  •
  we determine, in our sole discretion, not to have the notes represented by one or more global notes; or

  •
  an Event of Default under the Indenture has occurred and is continuing with respect to the notes;

we will prepare and deliver certificates for the notes in exchange for beneficial interests in the global notes. Any beneficial interests in a global note that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for notes in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global notes.

        We obtained the information in this section and elsewhere in this prospectus supplement concerning DTC and DTC's book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Same-Day Settlement and Payment

        The Underwriters will make settlement for the notes in immediately available funds. We will make all payments of principal and interest in respect of the notes in immediately available funds.

        The notes will trade in DTC's Same-Day Funds Settlement System until maturity or until the notes are issued in certificated form, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds. We expect that secondary trading in the certificated securities, if any, will also be settled in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for notes), and any existing default or compliance with any provision of the Indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including consents obtained in connection with a tender offer or exchange offer for notes).

        Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder of notes):

  (1)
  reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes in a manner adverse to the Holders of the notes;

  (3)
  reduce the rate of or change the time for payment of interest on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in money other than that stated in the notes;

  (6)
  make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of or premium, if any, or interest on the notes;

  (7)
  waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

  (8)
  except pursuant to the Indenture, release any Restricted Subsidiary from its obligations under its subsidiary guarantee, or change any subsidiary guarantee in any manner that would materially adversely affect the Holders; or

  (9)
  make any change in the foregoing amendment and waiver provisions.

        Notwithstanding the foregoing, without the consent of any Holder of notes, the Company and the Trustee may amend or supplement the Indenture or the notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated notes in addition to or in place of certificated notes, to provide for the assumption of the Company's obligations to Holders of the notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Concerning the Trustee

        The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions. However, if it acquires any conflicting interest it must eliminate such conflict within 90 days, resign or apply to the Commission for permission to continue.

        The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

        Anyone who receives this Prospectus Supplement may obtain a copy of the Indenture without charge by writing to Iron Mountain Incorporated, 745 Atlantic Avenue, Boston, MA 02111, Attention: Investor Relations.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person, existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

  (2)
  Indebtedness encumbering any asset acquired by such specified Person.

        "Acquisition EBITDA" means, as of any date of determination, with respect to an Acquisition EBITDA Entity, the sum of:

  (1)
  EBITDA of such Acquisition EBITDA Entity for its last fiscal quarter for which financial statements are available at such date of determination (adjusted to give pro forma effect to any acquisition or disposition of a business or Person by such Acquisition EBITDA Entity consummated during the period covered by, or after the date of, such quarterly financial statements), multiplied by four (or if such quarterly statements are not available, EBITDA for the most recent fiscal year for which financial statements are available), plus

  (2)
  projected quantifiable improvements in operating results (on an annualized basis) due to cost reductions calculated in good faith by the Company or one of its Restricted Subsidiaries, as certified by an Officers' Certificate filed with the Trustee, without giving effect to any operating losses of the acquired Person.

        "Acquisition EBITDA Entity" means, as of any date of determination, a business or Person:

  (1)
  which has been acquired by the Company or one of its Restricted Subsidiaries and with respect to which financial results on a consolidated basis with the Company have not been made available for an entire fiscal quarter; or

  (2)
  which is to be acquired in whole or in part with Indebtedness, the incurrence of which will require the calculation on such date of the Acquisition EBITDA of such Acquisition EBITDA Entity for purposes of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock."

        "Adjusted EBITDA" means, as of any date of determination and without duplication, the sum of:

  (1)
  EBITDA of the Company and its Restricted Subsidiaries for the most recent fiscal quarter for which internal financial statements are available at such date of determination, multiplied by four; and

  (2)
  Acquisition EBITDA of each business or Person that is an Acquisition EBITDA Entity as of such date of determination, multiplied by a fraction, (i) the numerator of which is three minus the number of months (and/or any portion thereof) in such most recent fiscal quarter for which the financial results of such Acquisition EBITDA Entity are included in the EBITDA of the Company and its Restricted Subsidiaries under clause (1) above, and (ii) the denominator of which is three. The effects of unusual items, including merger-related expenses permitted to be shown as a separate line item on a statement of operations in accordance with GAAP, or non-recurring items in respect of the Company, a Restricted Subsidiary or an Acquisition EBITDA Entity occurring in any period shall be excluded in the calculation of Adjusted EBITDA.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

        "Attributable Indebtedness" in respect of a Sale and Leaseback Transaction means, as of the time of determination, the greater of:

  (1)
  the fair market value of the property subject to such arrangement (as determined by the Board of Directors of the Company); and

  (2)
  the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining terms of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

        "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

        "Cash Equivalents" means:

  (1)
  securities with maturities of one year or less from the date of acquisition, issued, fully guaranteed or insured by the United States Government or any agency thereof;

  (2)
  certificates of deposit, time deposits, overnight bank deposits, bankers acceptances and repurchase agreements issued by a Qualified Issuer having maturities of 270 days or less from the date of acquisition;

  (3)
  commercial paper of an issuer rated at least A-2 by Standard & Poor's Rating Group, a division of McGraw Hill, Inc., or P-2 by Moody's Investors Service, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, and having maturities of 270 days or less from the date of acquisition;

  (4)
  money market accounts or funds with or issued by Qualified Issuers; and

  (5)
  Investments in money market funds substantially all of the assets of which are comprised of securities and other obligations of the types described in clauses (1) through (3) above.

        "Change of Control" means the occurrence of any of the following events:

  (1)
  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principal Stockholders (or any of them), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than a majority of the voting power of all classes of Voting Stock of the Company;

  (2)
  the Company consolidates with, or merges with or into, another Person (as defined below) or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation) or is converted into or exchanged for (A) Voting Stock (other than Disqualified Stock) of the surviving or transferee Person or (B) cash, securities and other property (other than Capital Stock described in the foregoing clause (A)) of the surviving or transferee Person in an amount that could be paid as a Restricted Payment as described under the "Restricted Payments" covenant and (ii) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principal Stockholders (or any of them), is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than a majority of the total outstanding Voting Stock of the surviving or transferee Person;

  (3)
  during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors (together with any new directors whose election to such board of directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office; or

  (4)
  the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "Consolidation, Merger and Sale of Assets."

        "Consolidated Adjusted Net Income" means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding:

  (1)
  any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto);

  (2)
  any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales;

  (3)
  the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash dividends or distributions by such Person during such period; and

  (4)
  the net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination.

        "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

        "Consolidated Interest Expense" means, for any period, without duplication, the sum of:

  (1)
  the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of the Company and its Restricted Subsidiaries for such period, including, without limitation:

  (i)
  amortization of debt discount;

  (ii)
  the net cost of interest rate contracts (including amortization of discounts);

  (iii)
  the interest portion of any deferred payment obligation;

  (iv)
  amortization of debt issuance costs; and

  (v)
  the interest component of Capital Lease Obligations of the Company and its Restricted Subsidiaries; plus

  (2)
  all interest on any Indebtedness of any other Person guaranteed and paid by the Company or any of its Restricted Subsidiaries;

provided, however, that Consolidated Interest Expense will not include any gain or loss from extinguishment of debt, including write-off of debt issuance costs.

        "Consolidated Non-Cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and its Restricted Subsidiaries (including without limitation any minority interest) reducing Consolidated Adjusted Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge to the extent that it requires an accrual of or reserve for cash charges for any future period).

        "Credit Agent" means JPMorgan Chase Bank, in its capacity as administrative agent for the lenders party to the Credit Agreement, or any successor or successors party thereto.

        "Credit Agreement" means that certain Fifth Amended and Restated Credit Agreement, dated as of March 15, 2002, as amended, among the Company, Canada Company, the lenders party thereto and the Credit Agent, as amended, restated, supplemented, modified, renewed, refunded, increased, extended, replaced or refinanced from time to time.

        "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

        "Designated Senior Debt" means:

  (1)
  Senior Bank Debt; and

  (2)
  other Senior Debt the principal amount of which is $50.0 million or more at the date of designation by the Company in a written instrument delivered to the Trustee.

        Senior Debt designated as Designated Senior Debt pursuant to clause (2) shall cease to be Designated Senior Debt at any time that the aggregate principal amount thereof outstanding is $10.0 million or less.

        "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, for cash or other property (other than Capital Stock that is not Disqualified Stock) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, in each case on or prior to the stated maturity of the notes.

        "Dollars" and "$" mean lawful money of the United States of America.

        "EBITDA" means for any period Consolidated Adjusted Net Income for such period increased by:

  (1)
  Consolidated Interest Expense for such period; plus

  (2)
  Consolidated Income Tax Expense for such period; plus

  (3)
  Consolidated Non-Cash Charges for such period.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Proceeds" means:

  (1)
  with respect to Equity Interests (or debt securities converted into Equity Interests) issued or sold for cash Dollars, the aggregate amount of such cash Dollars; and

  (2)
  with respect to Equity Interests (or debt securities converted into Equity Interests) issued or sold for any consideration other than cash Dollars, the aggregate Market Price thereof computed on the date of the issuance or sale thereof.

        "Excluded Restricted Subsidiary" means any Restricted Subsidiary organized under the laws of a jurisdiction other than the United States (as defined in Regulation S under the Securities Act) and that has not delivered a subsidiary guarantee.

        "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than under the Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

        "Guarantee" means, as applied to any obligation:

  (1)
  a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation; and

  (2)
  an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the obligation to reimburse amounts drawn down under letters of credit securing such obligations.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

  (1)
  interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

  (2)
  other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

        "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent:

  (1)
  every obligation of such Person for money borrowed;

  (2)
  every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

  (4)
  every obligation of such Person issued or assumed as the deferred purchase price of property or services;

  (5)
  every Capital Lease Obligation and every obligation of such Person in respect of Sale and Leaseback Transactions that would be required to be capitalized on the balance sheet in accordance with GAAP;

  (6)
  all Disqualified Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price, plus accrued and unpaid dividends (unless included in such maximum repurchase price);

  (7)
  all obligations of such Person under or with respect to Hedging Obligations which would be required to be reflected on the balance sheet as a liability of such Person in accordance with GAAP; and

  (8)
  every obligation of the type referred to in clauses (1) through (7) of another Person and dividends of another Person the payment of which, in either case, such Person has guaranteed.

        For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness is required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value will be determined in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business and any liability for federal, state or local taxes or other taxes owed by such Person shall not be considered Indebtedness for purposes of this definition. The amount outstanding at any time of any Indebtedness issued with original issue discount is the aggregate principal amount at maturity of such Indebtedness, less the remaining unamortized portion of the original issue discount of such Indebtedness at such time, as determined in accordance with GAAP.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

        "Leverage Ratio" means, at any date, the ratio of:

  (1)
  the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding as of the most recent available quarterly or annual balance sheet, to

  (2)
  Adjusted EBITDA, after giving pro forma effect, without duplication, to

    (i)
    the incurrence, repayment or retirement of any Indebtedness by the Company or its Restricted Subsidiaries since the last day of the most recent full fiscal quarter of the Company;

    (ii)
    if the Leverage Ratio is being determined in connection with the incurrence of Indebtedness by the Company or a Restricted Subsidiary, such Indebtedness; and

    (iii)
    the Indebtedness to be incurred in connection with the acquisition of any Acquisition EBITDA Entity.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code, or equivalent statutes, of any jurisdiction).

        "Make-Whole Amount" means, with respect to any note, an amount equal to the excess, if any, of:

  (1)
  the present value of the remaining principal, premium and interest payments that would be payable with respect to such note if such note were redeemed on July 1, 2008, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over

  (2)
  the outstanding principal amount of such note.

        "Make-Whole Average Life" means, with respect to any date of redemption of notes, the number of years (calculated to the nearest one-twelfth) from such redemption date to July 1, 2008.

        "Make-Whole Price" means, with respect to any note, the greater of:

  (1)
  the sum of the principal amount of and Make-Whole Amount with respect to such note; and

  (2)
  the redemption price of such note on July 1, 2008.

        "Market Price" means:

  (1)
  with respect to the calculation of Equity Proceeds from the issuance or sale of debt securities which have been converted into Equity Interests, the value received upon the original issuance or sale of such converted debt securities, as determined reasonably and in good faith by the board of directors; and

  (2)
  with respect to the calculation of Equity Proceeds from the issuance or sale of Equity Interests, the average of the daily closing prices for such Equity Interests for the 20 consecutive trading days preceding the date of such computation.

        The closing price for each day shall be:

  (1)
  if such Equity Interests are then listed or admitted to trading on the New York Stock Exchange, the closing price on the NYSE Consolidated Tape (or any successor consolidated tape reporting transactions on the New York Stock Exchange) or, if such composite tape shall not be in use or shall not report transactions in such Equity Interests, or if such Equity Interests shall be listed on a stock exchange other than the New York Stock Exchange (including for this purpose the Nasdaq National Market), the last reported sale price regular way for such day, or in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which such Equity Interests are listed or admitted to trading (which shall be the national securities exchange on which the greatest number of such Equity Interests have been traded during such 20 consecutive trading days); or

  (2)
  if such Equity Interests are not listed or admitted to trading on any such exchange, the average of the closing bid and asked prices thereof in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System or any successor system, or if not included therein, the average of the closing bid and asked prices thereof furnished by two members of the National Association of Securities Dealers selected reasonably and in good faith by the board of directors for that purpose. In the absence of one or more such quotations, the Market Price for such Equity Interests shall be determined reasonably and in good faith by the board of directors.

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, which amount is equal to the excess, if any, of:

  (1)
  the cash received by the Company or such Restricted Subsidiary (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such disposition, over

  (2)
  the sum of:

  (i)
  the amount of any Indebtedness which is secured by such asset and which is required to be repaid in connection with the disposition thereof; plus

  (ii)
  the reasonable out-of-pocket expenses incurred by the Company or such Restricted Subsidiary, as the case may be, in connection with such disposition or in connection with the transfer of such amount from such Restricted Subsidiary to the Company; plus

  (iii)
  provisions for taxes, including income taxes, attributable to the disposition of such asset or attributable to required prepayments or repayments of Indebtedness with the proceeds thereof; plus

  (iv)
  if the Company does not first receive a transfer of such amount from the relevant Restricted Subsidiary with respect to the disposition of an asset by such Restricted Subsidiary and such Restricted Subsidiary intends to make such transfer as soon as practicable, the out-of-pocket expenses and taxes that the Company reasonably estimates will be incurred by the Company or such Restricted Subsidiary in connection with such transfer at the time such transfer is expected to be received by the Company (including, without limitation, withholding taxes on the remittance of such amount).

        "Obligations" means any principal, interest (including post-petition interest, whether or not allowed as a claim in any proceeding), penalties, fees, costs, expenses, indemnifications, reimbursements, damages and other liabilities payable under or in connection with any Indebtedness.

        "Officers' Certificate" means a certificate signed, unless otherwise specified, by any two of the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Financial Officer, the Controller, or an Executive Vice President of the Company, and delivered to the Trustee.

        "Permitted Investments" means:

  (1)
  any Investments in the Company or in a Restricted Subsidiary (other than an Excluded Restricted Subsidiary) of the Company, including without limitation the Guarantee of Indebtedness permitted under the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock;"

  (2)
  any Investments in Cash Equivalents;

  (3)
  Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment;

    (i)
    such Person becomes a Restricted Subsidiary (other than an Excluded Restricted Subsidiary) of the Company; or

    (ii)
    such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary (other than an Excluded Restricted Subsidiary) of the Company;

  (4)
  Investments in assets (including accounts and notes receivable) owned or used in the ordinary course of business;

  (5)
  Investments for any purpose related to the Company's records and information management business (including, without limitation, the Company's confidential destruction and fulfillment businesses) in an aggregate outstanding amount not to exceed $10.0 million; and

  (6)
  Investments by the Company or a Restricted Subsidiary (other than an Excluded Restricted Subsidiary) in one or more Excluded Restricted Subsidiaries, the aggregate outstanding amount of which does not exceed 10% of the consolidated assets of the Company and its Restricted Subsidiaries.

        "Permitted Liens" means:

  (1)
  Liens existing as of the date of issuance of the notes;

  (2)
  Liens on property or assets of the Company or any Restricted Subsidiary securing Senior Debt;

  (3)
  Liens on any property or assets of a Restricted Subsidiary granted in favor of the Company or any Wholly Owned Restricted Subsidiary;

  (4)
  Liens securing the notes or the Guarantees;

  (5)
  any interest or title of a lessor under any Capital Lease Obligation or Sale and Leaseback Transaction so long as the Indebtedness, if any, secured by such Lien does not exceed the principal amount of Indebtedness permitted under the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock;"

  (6)
  Liens securing Acquired Debt created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary; provided that such Lien does not extend to any property or assets of the Company or any Restricted Subsidiary other than the assets acquired in connection with the incurrence of such Acquired Debt;

  (7)
  Liens securing Hedging Obligations permitted to be incurred pursuant to clause (7) of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock;"

  (8)
  Liens arising from purchase money mortgages and purchase money security interests, or in respect of the construction of property or assets, incurred in the ordinary course of the business of the Company or a Restricted Subsidiary; provided that (i) the related Indebtedness is not secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired or constructed and (ii) the Lien securing such Indebtedness is created within 60 days of such acquisition or construction;

  (9)
  statutory Liens or landlords' and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

  (10)
  Liens for taxes, assessments, government charges or claims with respect to amounts not yet delinquent or that are being contested in good faith by appropriate proceedings diligently conducted, if a reserve or other appropriate provision, if any, as is required in conformity with GAAP has been made therefor;

  (11)
  Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than contracts for the payment of money);

  (12)
  easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Restricted Subsidiary incurred in the ordinary course of business;

  (13)
  Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

  (14)
  Liens arising under options or agreements to sell assets;

  (15)
  other Liens securing obligations incurred in the ordinary course of business, which obligations do not exceed $10.0 million in the aggregate at any one time outstanding; and

  (16)
  any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (1) through (15); provided that any such extension, renewal or replacement shall not extend to any additional property or assets.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Principal Stockholders" means each of Vincent J. Ryan, Schooner Capital LLC, C. Richard Reese, Kent P. Dauten, B. Thomas Golisano and their respective Affiliates.

        "Qualified Equity Offering" means an offering of Capital Stock, other than Disqualified Stock, of the Company for Dollars, whether registered or exempt from registration under the Securities Act of 1933, as amended.

        "Qualified Issuer" means:

  (1)
  any lender party to the Credit Agreement; or

  (2)
  any commercial bank:

  (i)
  which has capital and surplus in excess of $500,000,000; and

  (ii)
  the outstanding short-term debt securities of which are rated at least A-2 by Standard & Poor's Rating Group, a division of McGraw-Hill, Inc. or at least P-2 by Moody's Investors Service, or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

        "Qualifying Sale and Leaseback Transaction" means any Sale and Leaseback Transaction between the Company or any of its Restricted Subsidiaries and any bank, insurance company or other lender or investor providing for the leasing to the Company or such Restricted Subsidiary of any property (real or personal) which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor and where the property in question has been constructed or acquired after the date of the Indenture.

        "Refinancing Indebtedness" means new Indebtedness incurred or given in exchange for, or the proceeds of which are used to repay, redeem, defease, extend, refinance, renew, replace or refund, other Indebtedness; provided, however, that:

  (1)
  the principal amount of such new Indebtedness shall not exceed the principal amount of Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded (plus the amount of fees, premiums, consent fees, prepayment penalties and expenses incurred in connection therewith);

  (2)
  such Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded or shall mature after the maturity date of the notes;

  (3)
  to the extent such Refinancing Indebtedness refinances Indebtedness that has a final maturity date occurring after the initial scheduled maturity date of the notes, such new Indebtedness shall have a final scheduled maturity not earlier than the final scheduled maturity of the Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded and shall not permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder of the Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded;

  (4)
  to the extent such Refinancing Indebtedness refinances Indebtedness subordinate to the notes, such Refinancing Indebtedness shall be subordinated in right of payment to the notes and to the extent such Refinancing Indebtedness refinances notes or Indebtedness pari passu with the notes, such Refinancing Indebtedness shall be pari passu with or subordinated in right of payment to the notes, in each case on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded; and

  (5)
  with respect to Refinancing Indebtedness incurred by a Restricted Subsidiary, such Refinancing Indebtedness shall rank no more senior, and shall be at least as subordinated, in right of payment to the subsidiary guarantee of such Restricted Subsidiary as the Indebtedness being extended, refinanced, renewed, replaced or refunded.

        "Restricted Subsidiary" means:

  (1)
  each direct or indirect Subsidiary of the Company existing on the date of the Indenture (other than Iron Mountain (Netherlands) B.V. and its subsidiaries (including Iron Mountain Europe Limited), Iron Mountain Cayman Ltd. and its subsidiaries, Iron Mountain Mexico, S.A. de R.L. de C.V. and its subsidiaries, Iron Mountain Assurance Corporation and Upper Providence Venture I, L.P.); and

  (2)
  any other direct or indirect Subsidiary of the Company formed, acquired or existing after the date of the Indenture (including an Excluded Restricted Subsidiary),

        which, in the case of (1) or (2), is not designated by the board of directors as an "Unrestricted Subsidiary."

        "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which a Person sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

        "Senior Bank Debt" means all Obligations outstanding under or in connection with the Credit Agreement (including Guarantees of such Obligations by Subsidiaries of the Company).

        "Senior Debt" means:

  (1)
  the Senior Bank Debt; and

  (2)
  any other Indebtedness permitted to be incurred by the Company or any Restricted Subsidiary, as the case may be, under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is:

  (i)
  on a parity with or subordinated in right of payment to the notes; or

  (ii)
  subordinated to Senior Debt on terms substantially similar to those of the notes.

        Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include:

  (1)
  any liability for federal, state, local or other taxes owed or owing by the Company;

  (2)
  any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

  (3)
  any trade payables; or

  (4)
  any Indebtedness that is incurred in violation of the Indenture, provided that such Indebtedness shall be deemed not to have been incurred in violation of the Indenture for purposes of this clause (4) if, in the case of any obligations under the Credit Agreement, the holders of such obligations or their agent or representative shall have received a representation from the Company to the effect that the incurrence of such Indebtedness does not violate the provisions of the Indenture.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date hereof.

        "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

        "Treasury Rate" means, at any time of computation, the yield to maturity at such time (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two business days prior to the date of the redemption notice or, if such Statistical Release is no longer published, any publicly available source of similar market data) of United States Treasury securities with a constant maturity most nearly equal to the Make-Whole Average Life; provided, however, that if the Make-Whole Average Life is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

        "Unrestricted Subsidiary" means:

  (1)
  any Subsidiary that is designated by the board of directors as an Unrestricted Subsidiary in accordance with the "Unrestricted Subsidiaries" covenant; and

  (2)
  any Subsidiary of an Unrestricted Subsidiary.

        "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

  (2)
  the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of the Company all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by the Company or by one or more Wholly Owned Restricted Subsidiaries of the Company.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following summary of federal income tax considerations is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations and rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect, or possible differing interpretations. We have not sought any ruling from the Internal Revenue Service with respect to any matter described in this summary, and we cannot provide any assurance that the IRS or a court will agree with the statements made in this summary. The summary applies to you only if you hold the notes as a capital asset, which generally is an asset held for investment rather than as inventory or as property used in a trade or business. The summary also does not discuss the particular tax consequences that might be relevant to you if you are subject to special rules under the federal income tax law, for example, if you are:

  •
  a bank, life insurance company, regulated investment company or other financial institution;

  •
  a broker or dealer in securities or foreign currency;

  •
  a person that has a functional currency other than the U.S. dollar;

  •
  a person who acquires our notes in connection with employment or other performance of services;

  •
  a person subject to alternative minimum tax;

  •
  a person who owns our notes as part of a straddle, hedging transaction, conversion transaction or constructive sale transaction;

  •
  a tax-exempt entity; or

  •
  an expatriate.

In addition, the following summary does not address all possible tax considerations, and in particular does not discuss any estate, gift, generation-skipping transfer, state, local or foreign tax considerations. For all these reasons, we urge you to consult with your tax advisor about the federal income tax and other tax consequences of your acquisition, ownership and disposition of our notes.

        For purposes of this summary, you are a "U.S. holder" if you are a beneficial owner of our notes and for federal income tax purposes are:

  •
  a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the federal income tax laws;

  •
  a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia, unless otherwise provided by Treasury regulations;

  •
  an estate the income of which is subject to federal income taxation regardless of its source; or

  •
  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or electing trusts in existence on August 20, 1996 to the extent provided in Treasury regulations;

and if your status as a U.S. holder is not overridden pursuant to the provisions of an applicable tax treaty. Conversely, you are a "non-U.S. holder" if you are a beneficial owner of our notes and are not a U.S. holder.

Tax Consequences for U.S. Holders

        If you are a U.S. holder:

        Payments of Interest.    You must generally include interest on a note in your gross income as ordinary interest income:

  •
  when you receive it, if you use the cash method of accounting for federal income tax purposes, or

  •
  when it accrues, if you use the accrual method of accounting for federal income tax purposes.

Purchase price for a note that is allocable to prior accrued interest may be treated as offsetting a portion of the interest income from the next scheduled interest payment on the note. Any interest income so offset is not taxable.

        Market Discount.    If you acquire a note and your adjusted tax basis in it upon acquisition is less than its principal amount, you will be treated as having acquired the note at a "market discount" unless the amount of this market discount is less than the de minimis amount specified under the Internal Revenue Code. Under the market discount rules, you will be required to treat any gain on the sale, exchange, redemption, retirement, or other taxable disposition of a note, or any appreciation in a note in the case of some nontaxable dispositions such as a gift, as ordinary income to the extent of the market discount which has not previously been included in your income and which is treated as having accrued on the note at the time of the disposition. In addition, you may be required to defer, until the maturity of the note or earlier taxable disposition, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the note. Any market discount will be considered to accrue ratably during the period from the date of your acquisition to the maturity date of the note, unless you elect to accrue the market discount on a constant yield method. In addition, you may elect to include market discount in income currently as it accrues, on either a ratable or constant yield method, in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired during or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. You should consult with your tax advisor regarding these elections.

        Amortizable Bond Premium.    If you acquire a note and your adjusted tax basis in it upon acquisition is greater than its principal amount, you will be treated as having acquired the note with "bond premium." You generally may elect to amortize this bond premium over the remaining term of the note on a constant yield method, and the amount amortized in any year will be treated as a reduction of your interest income from the note for that year. If the amount of your bond premium amortization would be lower if calculated based on an earlier optional redemption date and price than the amount of amortization calculated through that date based on the note's maturity date and its stated principal amount, then you must calculate the amount and timing of your bond premium amortization deductions assuming that the note will be redeemed on the optional redemption date at the optional redemption price. You may generally recalculate your bond premium amortization amount and schedule of deductions to the extent your note is not actually redeemed at that earlier optional redemption date. If you do not make an election to amortize bond premium, your bond premium on a note will decrease the gain or increase the loss that you otherwise recognize on a disposition of that note. Any election to amortize bond premium applies to all debt obligations, other than debt obligations the interest on which is excludable from gross income, that you hold at the beginning of the first taxable year to which the election applies and that you thereafter acquire. You may not revoke an election to amortize bond premium without the consent of the IRS. You should consult with your tax advisor regarding this election.

        Disposition of a Note.    Upon the sale, exchange, redemption, retirement or other disposition of a note, you generally will recognize taxable gain or loss in an amount equal to the difference, if any, between (1) the amount you receive in cash or in property, valued at its fair market value, upon the sale, exchange, redemption, retirement or other disposition, other than amounts representing accrued and unpaid interest which will be taxable as interest income, and (2) your adjusted tax basis in the note. Your adjusted tax basis in the note will, in general, equal your acquisition cost for the note, exclusive of any amount paid allocable to prior accrued interest, as increased by any market discount you have included in income in respect of the note, and as decreased by any amortized bond premium on the note. Except with respect to accrued market discount, your gain or loss will be capital gain or loss, and will be long-term capital gain or loss if you have held the note for more than one year at the time of disposition. For noncorporate U.S. holders, preferential rates of tax may apply to long-term capital gains.

Tax Consequences for Non-U.S. Holders

        If you are a non-U.S. holder:

        Generally.    You will not be subject to federal income taxes on payments of principal, premium, if any, or interest on a note, or upon the sale, exchange, redemption, retirement or other disposition of a note, if:

  •
  you do not own directly or indirectly 10% or more of the total voting power of all classes of our voting stock;

  •
  your income and gain in respect of the note are not effectively connected with the conduct of a United States trade or business;

  •
  you are not a controlled foreign corporation that is related to or under common control with us;

  •
  we or the applicable paying agent (the "Withholding Agent") have received from you a properly executed, applicable IRS Form W-8 or substantially similar form in the year in which a payment of interest, principal or premium occurs, or in a previous calendar year to the extent provided for in the instructions to the applicable IRS Form W-8; and

  •
  in the case of gain upon the sale, exchange, redemption, retirement or other disposition of a note recognized by an individual non-U.S. holder, you were present in the United States for less than 183 days during the taxable year in which the gain was recognized.

        The IRS Form W-8 or a substantially similar form must be signed by you under penalties of perjury certifying that you are a non-U.S. holder and providing your name and address, and you must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If you hold a note through a securities clearing organization or other qualified financial institution, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must generally be accompanied by a statement containing the relevant information from the executed IRS Form W-8 or substantially similar form that you provided to the organization or institution. If you are a partner in a partnership holding our notes, the partnership as well as you must comply with applicable certification requirements. There are also special rules applicable to intermediaries.

        Except in the case of income or gain in respect of a note that is effectively connected with the conduct of a United States trade or business, discussed below, interest received or gain recognized by you which does not qualify for exemption from taxation will be subject to federal income tax and withholding at a rate of 30% unless reduced or eliminated by an applicable tax treaty. You must generally use an applicable IRS Form W-8, or a substantially similar form, to claim tax treaty benefits. If you are a non-U.S. holder claiming benefits under an income tax treaty, you should be aware that you may be required to obtain a taxpayer identification number and to certify your eligibility under the applicable treaty's limitations on benefits article in order to comply with the applicable certification requirements of the Treasury regulations.

        Effectively Connected Income and Gain.    If you are a non-U.S. holder whose income and gain in respect of a note is effectively connected with the conduct of a United States trade or business, you will be subject to regular federal income tax on this income and gain in generally the same manner as U.S. holders, and general federal income tax return filing requirements will apply. In addition, if you are a corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected adjusted earnings and profits for the taxable year, unless you qualify for a lower rate under an applicable tax treaty. To obtain an exemption from withholding on interest on the notes, you must generally supply to the Withholding Agent an applicable IRS Form W-8, or a substantially similar form.

Information Reporting and Backup Withholding

        Information reporting and backup withholding may apply to interest and other payments to you under the circumstances discussed below. Amounts withheld under backup withholding are generally not an additional tax and may be refunded or credited against your federal income tax liability, provided that you furnish the required information to the IRS.

        If you are a U.S. Holder.    You may be subject to backup withholding, currently at a rate of 28%, when you receive interest payments on a note or proceeds upon the sale, exchange, redemption, retirement or other disposition of a note. In general, you can avoid this backup withholding if you properly execute under penalties of perjury an IRS Form W-9 or a substantially similar form on which you:

  •
  provide your correct taxpayer identification number; and

  •
  certify that you are exempt from backup withholding because (a) you are a corporation or come within another enumerated exempt category, (b) you have not been notified by the IRS that you are subject to backup withholding, or (c) you have been notified by the IRS that you are no longer subject to backup withholding.

If you do not provide your correct taxpayer identification number on the IRS Form W-9 or a substantially similar form, you may be subject to penalties imposed by the IRS.

        Unless you have established on a properly executed IRS Form W-9 or a substantially similar form that you are a corporation or come within another enumerated exempt category, interest and other payments on the notes paid to you during the calendar year, and the amount of tax withheld, if any, will be reported to you and to the IRS.

        If you are a Non-U.S. Holder.    The amount of interest paid to you on a note during each calendar year, and the amount of tax withheld, if any, will generally be reported to you and to the IRS. This information reporting requirement applies regardless of whether you were subject to withholding or whether withholding was reduced or eliminated by an applicable tax treaty. Also, interest paid to you on a note may be subject to backup withholding at a 28% rate unless you properly certify your non-U.S. holder status on an IRS Form W-8 or a substantially similar form in the manner described above, under "Tax Consequences for Non-U.S. Holders." Similarly, information reporting and backup withholding will not apply to proceeds you receive upon the sale, exchange, redemption, retirement or other disposition of a note, if you properly certify that you are a non-U.S. holder on an IRS Form W-8 or a substantially similar form. Even without having executed an IRS Form W-8 or a substantially similar form, however, in some cases information reporting and backup withholding may not apply to proceeds you receive upon the sale, exchange, redemption, retirement or other disposition of a note, if you receive those proceeds through a broker's foreign office.

UNDERWRITING

        Subject to the terms and conditions set forth in an underwriting agreement dated June 17, 2003 between the underwriters, the subsidiary guarantors and us (the "Underwriting Agreement"), each of the underwriters named below (the "Underwriters") has severally agreed to purchase from us the aggregate principal amount of notes of set forth opposite its name below.

Underwriters	Principal Amount Of Notes
Bear, Stearns & Co. Inc.	$90,000,000
J.P. Morgan Securities Inc.	30,000,000
Lehman Brothers Inc.	30,000,000

Total	$150,000,000

        The Underwriting Agreement provides that the obligations of the several Underwriters thereunder are subject to approval of certain legal matters by counsel and to various other conditions. The Underwriters are obligated to purchase and accept delivery of all of notes if they purchase any of the notes.

        The following table shows the per note and total underwriters' discounts and commissions to be paid to the Underwriters by the Company.

	Price to Investors	Underwriters' Discount	Proceeds to the Company
Per Note	100.00%	1.50%	98.50%
Total	$150,000,000	$2,250,000	$147,750,000

        The Underwriters propose to offer the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and through selected dealers at such price less a concession not in excess of 0.25% per note. The Underwriters may allow, and such dealers may re-allow, concessions not in excess of 0.25% per note on sales to other dealers. After the offering of notes, the public offering price, concessions and other selling terms may be changed by the Underwriters. The notes are offered subject to receipt and acceptance by the Underwriters and to certain other conditions, including the right to reject orders in whole or in part. The Underwriters have agreed to reimburse certain of the Company's offering expenses.

        The Company and the subsidiary guarantors have agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make in respect thereof.

        In order to facilitate the offering, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the notes during and after the offering. Specifically, the Underwriters may over-allot or otherwise create a short position in the notes for their own account by selling more notes than have been sold to them by us. The Underwriters may elect to cover any such short position by purchasing notes in the open market. In addition, the Underwriters may stabilize or maintain the price of the notes by bidding for or purchasing notes in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if notes previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the notes at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the notes to the extent that it discourages resales thereof.

        From time to time, some of the Underwriters or their affiliates have provided, and may continue to provide in the future, investment banking, general financing and commercial banking services to us and our affiliates, for which they have received, and expect to receive, customary compensation. Bear, Stearns & Co. Inc. acted as underwriter in December 2002 with respect to our 7 3/4% Senior Subordinated Notes due 2015 and as dealer-manager of our offer to purchase and consent solicitation regarding our 9 1/8% Senior Subordinated Notes due 2007 for which they received customary compensation. Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc. and Lehman Brothers Inc. acted as underwriters in April 2003 with respect to the offering of an additional amount of our 7 3/4% Senior Subordinated Notes due 2015, and Bear, Stearns & Co. Inc. acted as dealer-manager of our offer to purchase and consent solicitation regarding our 8 3/4% Senior Subordinated Notes due 2009, for which they received customary compensation.

        JPMorgan Chase Bank and J.P. Morgan Bank Canada, affiliates of J.P. Morgan Securities Inc., are administrative agent and Canadian administrative agent, respectively, and J.P. Morgan Securities Inc. is arranger and book manager under our credit agreement. In addition, each of Bear Stearns Corporate Lending, Inc., an affiliate of Bear, Stearns & Co. Inc., and JPMorgan Chase Bank is a lender under our credit agreement and will receive a proportionate share of the amounts to be repaid under the credit agreement to the extent the net proceeds of the offering will be used to repay indebtedness thereunder. See "Use of Proceeds" in this prospectus supplement.

NOTICE TO UNITED KINGDOM RESIDENTS

        We have not authorized the notes to be offered to the public in the United Kingdom, within the meaning of the U.K. Public Offers of Securities Regulations 1995, and neither this prospectus supplement, the prospectus included herein nor any other document issued in connection with this offering may be passed on to any person in the United Kingdom unless that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, or is a person to whom the document may otherwise lawfully be issued or passed on. All applicable provisions of the Financial Services Act 1986 must be complied with in respect of anything done in relation to the notes in, from or otherwise involving the United Kingdom.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

        The distribution of the notes in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of notes are made. Any resale of the notes in Canada must be made under applicable securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the notes.

Representations of Purchasers

        By purchasing notes in Canada and accepting a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

  •
  the purchaser is entitled under applicable provincial securities laws to purchase the notes without the benefit of a prospectus qualified under those securities laws;

  •
  where required by law, that the purchaser is purchasing as principal and not as agent; and

  •
  the purchaser has reviewed the text above under Resale Restrictions.

Rights of Action—Ontario Purchasers

        The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by Ontario securities law. As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws. Following a decision of the U.S. Supreme Court, it is possible that Ontario purchasers will not be able to rely upon the remedies set out in Section 12(a)(2) of the Securities Act where securities are being offered under a U.S. private placement memorandum such as this document.

Enforcement of Legal Rights

        All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the Company or these persons. All or a substantial portion of the assets of the Company and these persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the Company or these persons in Canada or to enforce a judgment obtained in Canadian courts against the Company or these persons outside of Canada.

Notice to British Columbia Residents

        A purchaser of notes to whom the Securities Act (British Columbia) applies is advised that the purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any notes acquired by the purchaser in this offering. The report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from us. Only one report must be filed for notes acquired on the same date and under the same prospectus exemption.

Taxation and Eligibility for Investment

        Canadian purchasers of notes should consult their own legal and tax advisers with respect to the tax consequences of an investment in the notes in their particular circumstances and about the eligibility of the notes for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

        Certain legal matters with respect to the validity of the notes and the guarantees will be passed upon for Iron Mountain by Sullivan & Worcester LLP, Boston, Massachusetts. Certain legal matters relating to this offering will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York. Certain matters of Pennsylvania law will be passed upon for Iron Mountain by Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania.

EXPERTS

        The following amends and supersedes in its entirety the information under the caption "Experts" in the accompanying prospectus.

        The consolidated financial statements, as of and for the year ended December 31, 2002 incorporated in this prospectus supplement by reference from the Iron Mountain Incorporated Annual Report on Form 10-K, as amended by Amendment Number 1 on Form 10-K/A, for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion on the 2002 financial statements and includes an explanatory paragraph concerning the application of procedures relating to certain disclosures and reclassifications of financial statement amounts related to the 2001 and 2000 financial statements that were audited by other auditors who have ceased operations and the adoption of Statement of Financial Accounting Standard No. 142) which is incorporated by reference and have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing. The consolidated financial statements of Iron Mountain Europe Limited, which are consolidated with those of Iron Mountain Incorporated and not presented separately therein, have been audited by RSM Robson Rhodes as stated in their report.

        The report dated February 21, 2003 of RSM Robson Rhodes, the independent auditors, on the consolidated financial statements of Iron Mountain Europe Limited as of October 31, 2001 and 2002 and for the three years ended October 31, 2002, is incorporated into the registration statement of which this prospectus supplement forms a part by reference from the Iron Mountain Incorporated Annual Report on Form 10-K, as amended by Amendment Number 1 on Form 10-K/A, for the year ended December 31, 2002 and, is incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

        On May 3, 2003, RSM Robson Rhodes transferred its business to RSM Robson Rhodes LLP (a Limited Liability Partnership under the Limited Liability Partnerships Act 2000). Under the powers given by Paragraph 3 of Section 26 of the Companies Act 1989, the Board of Directors of Iron Mountain Europe Limited resolved that the previous appointment of RSM Robson Rhodes as the auditors of Iron Mountain Europe Limited should be extended, with effect from May 3, 2003, to RSM Robson Rhodes LLP.

        The consolidated financial statements of Iron Mountain Incorporated and its subsidiaries as of December 31, 2001 and for the years ended December 31, 2001 and 2000, and its supplemental schedule, Valuation and Qualifying Accounts, included in its Annual Report on Form 10-K, as amended by Amendment Number 1 on Form 10-K/A, for the year ended December 31, 2002, filed with the Securities and Exchange Commission on March 21, 2003 and incorporated by reference into the registration statement of which this prospectus supplement forms a part, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report dated February 22, 2002 (except with respect to Note 17, as to which the date is March 15, 2002). In their report on Iron Mountain's consolidated financial statements, that firm states that, with respect to certain subsidiaries, its opinion is based on the report of RSM Robson Rhodes, independent public accountants. The consolidated financial statements and supporting schedule referred to above have been incorporated by reference herein in reliance upon the authority of those firms as experts in giving said reports.

DOCUMENTS INCORPORATED BY REFERENCE

        The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Later information filed with the Commission will update and supersede information we have included or incorporated by reference in this prospectus supplement. We incorporate by reference the documents listed below and any filings made after the date of this prospectus supplement with the Commission under 13(a), 13(c), 14 of 15(d) of the Exchange Act, until our offering is completed or terminated.

        The following documents were filed by us under File No. 1-13045 and are incorporated by reference:

  •
  Annual Report on Form 10-K, as amended by Amendment Number 1 on Form 10-K/A, for the fiscal year ended December 31, 2002;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

  •
  Definitive Proxy on Schedule 14A filed April 10, 2003; and

  •
  Current Reports on Form 8-K filed April 9, 2003, April 10, 2003, April 30, 2003, May 7, 2003 and June 16, 2003.

        We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those to which we specifically refer. You may obtain this information at no cost by writing or telephoning us at: 745 Atlantic Avenue, Boston, Massachusetts 02111, (617) 535-4766, Attention: Investor Relations.

PROSPECTUS

$500,000,000
    IRON MOUNTAIN INCORPORATED

    Debt Securities, Preferred Stock, Depositary Shares,
Common Stock and Warrants

We may from time to time offer:

-	debt securities;
-	shares of our preferred stock;
-	fractional shares of our preferred stock in the form of depositary shares;
-	shares of our common stock;
-	warrants to purchase any of these securities; or
-	stock purchase contracts.

        The securities we offer will have an aggregate public offering price of up to $500,000,000. These securities may be offered and sold separately or together in units with other securities described in this prospectus.

        In connection with the debt securities, substantially all of our present and future wholly owned domestic subsidiaries may, on a joint and several basis, offer full and unconditional guarantees of our obligations under the debt securities.

        IM Capital Trust I may, from time to time, offer trust preferred securities which will be fully and unconditionally guaranteed by us. Our guarantees may be senior or subordinated. The trust preferred securities may be offered and sold separately or together in units with other securities described in this prospectus.

        We and IM Capital Trust I will indicate the particular securities we offer and their specific terms in a supplement to this prospectus. In each case we would describe the type and amount of securities we are offering, the initial public offering price and the other terms of the offering.

        Our common stock is listed on the New York Stock Exchange under the symbol "IRM." We will make applications to list any shares of common stock sold pursuant to a supplement to this prospectus on the NYSE. We have not determined whether we will list any of the other securities we may offer on any exchange or over-the-counter market. If we decide to seek listing of any securities, the supplement will disclose the exchange or market.

        Investing in our securities involves risks. See "Risk Factors" beginning on page 2.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        Our and IM Capital Trust I's principal executive office is 745 Atlantic Avenue, Boston, Massachusetts 02111 and our and IM Capital Trust I's telephone number is (617) 535-4766.

The date of this prospectus is June 5, 2003.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of proceeds of $500,000,000 or the equivalent denominated in foreign currency. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information" and "Documents Incorporated By Reference."

        We have not included, or incorporated by reference, separate financial statements of IM Capital Trust I in this prospectus. Neither we nor IM Capital Trust I consider these financial statements material to holders of the trust preferred securities because:

  •
  IM Capital Trust is a special purpose entity;

  •
  IM Capital Trust does not have any operating history or independent operations; and

  •
  IM Capital Trust is not engaged in, nor will it engage in, any activity other than issuing trust preferred and trust common securities, investing in and holding our debt securities and engaging in related activities.

(i)

        Furthermore, the combination of our obligations under our debt securities, the associated indentures, IM Capital Trust's declaration of trust and our related guarantees provide a full and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. In addition, we do not expect that IM Capital Trust will file reports with the SEC under the Securities Exchange Act of 1934, as amended.

        You should rely only on the information incorporated by reference or provided in this document and any prospectus supplement. Neither we nor IM Capital Trust have authorized anyone else to provide you with different information. Neither we nor IM Capital Trust are making an offer of these securities in any jurisdiction where it is unlawful. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

        References in this prospectus to the terms "we," "our" or "us" or other similar terms mean Iron Mountain Incorporated and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise. References in this prospectus to "IM Capital Trust" mean IM Capital Trust I.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        We have made and incorporated by reference statements in this document that constitute "forward-looking statements" as that term is defined in the federal securities laws. These forward-looking statements concern our operations, economic performance, goals, beliefs, strategies, objectives, plans, current expectations and financial condition. The forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements.

        Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved and actual results may differ materially from our expectations. Important factors that could cause actual results to differ from expectations include, among others, those set forth below. For a more detailed discussion of some of these factors, please read carefully the information under "Risk Factors" beginning on page 2.

  •
  changes in customer preferences and demand for our services;

  •
  changes in the price for our services relative to the cost of providing such services;

  •
  the cost and availability of financing for contemplated growth;

  •
  our ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently;

  •
  in the various digital businesses on which we are embarking, capital and technical requirements will be beyond our means, markets for our services will be less robust than anticipated, or competition will be more intense than anticipated;

  •
  the possibility that business partners upon whom we depend for technical assistance or management and acquisition expertise outside the United States will not perform as anticipated;

  •
  changes in the political and economic environments in the countries in which our international subsidiaries operate; and

  •
  other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated.

        These cautionary statements should not be construed by you to be exhaustive and they are made only as of the date of this prospectus. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. You should read these cautionary statements as being applicable to all forward-looking statements wherever they appear. We assume no obligation to update the forward-looking statements or the reasons why actual results could differ from those projected in the forward-looking statements to reflect events or circumstances after the date hereof.

(ii)

OUR COMPANY

        We are the leader in records and information management services. We are an international, full-service provider of records and information management and related services, enabling customers to outsource these functions. We have a diversified customer base that includes more than half of the Fortune 500 and numerous commercial, legal, banking, healthcare, accounting, insurance, entertainment and government organizations. Our comprehensive solutions help customers save money and manage risks associated with legal and regulatory compliance, protection of vital assets, and business continuity challenges.

        Our core business records management services include: records management program development and implementation based on best-practices; secure, cost-effective storage for all major media, including paper, which is the dominant form of records storage, flexible retrieval access and retention of records; digital archiving services for secure, legally compliant and cost-effective long-term archiving of electronic records; secure shredding services that ensure privacy and a secure chain of record custody; and customized services for vital records, film and sound and regulated industries such as healthcare and financial services.

        Our off-site data protection services include: disaster recovery planning, testing, impact analysis and consulting; secure, off-site vaulting of backup tapes for fast and efficient data recovery in the event of a disaster, human error or virus; managed, online data backup and recovery services for personal computers and server data; and intellectual property escrow services to secure source code and other proprietary information with a trusted, neutral third party.

        In addition to our core records management and off-site data protection services, we sell storage materials, including cardboard boxes and magnetic media, and provide consulting, facilities management, fulfillment and other outsourcing services.

        As of March 31, 2003, we provided services to over 150,000 customer accounts in 82 markets in the United States and 47 markets outside of the United States. We employ over 11,500 people and operate nearly 650 records management facilities in the United States, Canada, Europe and Latin America.

IM CAPITAL TRUST

        IM Capital Trust is a subsidiary of ours. IM Capital Trust was created under the Delaware Statutory Trust Act and is governed by a declaration of trust, as it may be amended and restated from time to time, among the trustees of IM Capital Trust and us.

        When IM Capital Trust issues its trust preferred securities, the holders of the trust preferred securities will own all of the issued and outstanding trust preferred securities of IM Capital Trust. We will acquire all of the issued and outstanding trust common securities of IM Capital Trust, representing an undivided beneficial interest in the assets of IM Capital Trust of at least 3%.

        IM Capital Trust will exist primarily for the purposes of:

  •
  issuing its trust preferred and trust common securities;

  •
  investing the proceeds from the sale of its trust preferred and trust common securities in our debt securities; and

  •
  engaging in other activities only as are necessary or incidental to issuing its securities and purchasing and holding our debt securities.

        The debt securities IM Capital Trust purchases from us may be subordinated debt securities or senior debt securities, and may be fully and unconditionally guaranteed by substantially all of our present and future wholly owned domestic subsidiaries. We will specify the type of debt security in a prospectus supplement.

        IM Capital Trust has three trustees. One of the trustees, referred to as the regular trustee, is an individual who is an officer and employee of Iron Mountain. Additional regular trustees may be appointed in the future. The second trustee is The Bank of New York, which serves as the property trustee under the declaration of trust for purposes of the Trust Indenture Act of 1939, as amended. The third trustee is The Bank of New York (Delaware), which has its principal place of business in the State of Delaware, and serves as the Delaware trustee of IM Capital Trust.

        The Bank of New York, acting in its capacity as guarantee trustee, will hold for the benefit of the holders of trust preferred securities a trust preferred securities guarantee, which will be separately qualified under the Trust Indenture Act of 1939.

        Unless otherwise provided in the applicable prospectus supplement, because we will own all of the trust common securities of IM Capital Trust, we will have the exclusive right to appoint, remove or replace trustees and to increase or decrease the number of trustees. In most cases, there will be at least three trustees. The term of IM Capital Trust will be described in the applicable prospectus supplement, but it may dissolve earlier, as provided in IM Capital Trust's declaration of trust, as it may be amended and restated from time to time.

        The rights of the holders of the trust preferred securities of IM Capital Trust, including economic rights, rights to information and voting rights and the duties and obligations of the trustees of IM Capital Trust, will be contained in and governed by the declaration of trust of IM Capital Trust, as it may be amended and restated from time to time, the Delaware Statutory Trust Act and the Trust Indenture Act of 1939.

RISK FACTORS

        You should consider carefully the following factors and other information in this prospectus before deciding to invest in our securities.

Acquisition and International Expansion Risks

Failure to successfully integrate acquired operations could reduce our future results of operations.

        The success of any acquisition depends in part on our ability to integrate the acquired company. The process of integrating acquired businesses may involve unforeseen difficulties and may require a disproportionate amount of our management's attention and our financial and other resources.

        We can give no assurance that we will ultimately be able to effectively integrate and manage the operations of any acquired business. Nor can we assure you that we will be able to maintain or improve the historical financial performance of Iron Mountain or our acquisitions. The failure to successfully integrate these cultures, operating systems, procedures and information technologies could have a material adverse effect on our results of operations.

Failure to achieve expected cost savings and unanticipated costs related to integrating acquired companies could adversely affect our results of operations.

        Our estimates of annual operating cost savings for acquired companies are a function of the nature and timing of individual acquisition integration plans. These savings result primarily from the elimination of redundant corporate expenses and more efficient operations and utilization of real estate. However, unanticipated future operating expenses or acquisition related expenses, or other adverse developments, could reduce or delay realization of these cost savings and materially affect our results of operations.

        As a result, our operating results may fluctuate from quarter to quarter due to the integration of current and future acquisitions. It is difficult to precisely forecast the magnitude and timing of integration costs. These costs may be material to the financial results of a given quarter. Therefore, operating results for any fiscal quarter may not be indicative of the results that may be achieved for any subsequent quarter or for a full fiscal year.

We may be unable to continue our international expansion.

        Our growth strategy involves expanding operations into international markets, and we expect to continue this expansion. Europe and Latin America have been our primary areas of focus for international expansion. We have entered into joint ventures and have acquired all or a majority of the equity in records and information management services businesses operating in these areas and are actively pursuing additional opportunities. This growth strategy involves risks. We may be unable to pursue this strategy in the future. For example, we may be unable to:

  •
  identify suitable companies to acquire;

  •
  complete acquisitions on satisfactory terms;

  •
  incur additional debt necessary to acquire suitable companies if we are unable to pay the purchase price out of working capital, common stock or other equity securities; or

  •
  enter into successful business arrangements for technical assistance or management and acquisition expertise outside of the United States.

        We also compete with other records and information management services providers for companies to acquire. Some of our competitors may possess greater financial and other resources than we do. If any such competitor were to devote additional resources to such acquisition candidates or focus its strategy on our international markets, our results of operations could be adversely affected.

Operational Risks

We face competition for customers.

        We compete with our current and potential customers' internal records and information management services capabilities. We can provide no assurance that these organizations will begin or continue to use an outside company, such as our company, for their future records and information management services needs or that they will use us to provide these services. We also compete with multiple records and information management services providers in all geographic areas where we operate.

We may not be able to effectively expand our digital businesses.

        We have implemented the early stages of our planned expansion into various digital businesses. Our entrance into these markets poses certain unique risks. For example, we may be unable to:

  •
  raise the amount of capital necessary to effectively participate in these businesses;

  •
  develop, hire or otherwise obtain the necessary technical expertise;

  •
  accurately predict the size of the markets for any of these services; or

  •
  compete effectively against other companies who possess greater technical expertise, capital or other necessary resources.

        In addition, the business partners upon whom we depend for technical and management expertise, as well as the hardware and software products we need to complement our services, may not perform as expected.

Our customers may shift from paper storage to alternative technologies that require less physical space.

        We derive most of our revenues from the storage of paper documents and related services. This storage requires significant physical space. Alternative storage technologies exist, many of which require significantly less space than paper. These technologies include computer media, microform, CD-ROM and optical disk. To date, none of these technologies has replaced paper as the principal means for storing information. However, we can provide no assurance that our customers will continue to store most of their records in paper format. A significant shift by our customers to storage of data through non-paper based technologies, whether now existing or developed in the future, could adversely affect our business.

We may be subject to certain costs and potential liabilities associated with the real estate required for our businesses.

        Because our businesses are heavily dependent on real estate, we face special risks attributable to the real estate we own or operate. Such risks include:

  •
  variable occupancy costs and difficulty locating suitable sites due to fluctuations in the real estate market;

  •
  uninsured losses or damage to our storage facilities due to an inability to obtain full coverage on a cost-effective basis for some casualties, such as earthquakes, or any coverage for certain losses, such as losses from riots or terrorist activities;

  •
  loss of our investment in, and anticipated profits and cash flow from, damaged property that is uninsured;

  •
  liability under certain environmental laws for the costs of investigation and cleanup of contaminated real estate owned or leased by us, whether or not we know of, or were responsible for, the contamination, or the contamination occurred while we owned or leased the property;

  •
  third party claims resulting from the off-site migration of contamination initiating on real estate that we own or operate, or exposure to hazardous substances, including asbestos-containing materials, located on our property; and

  •
  an inability to sell, rent, mortgage or use contaminated real estate owned or leased by us.

        Some of our current and formerly owned or operated properties were previously used for industrial or other purposes that involved the use, storage, generation and/or disposal of hazardous substances and wastes and petroleum products. In some instances these properties included the operation of underground storage tanks. Although we have from time to time conducted limited environmental investigations and remedial activities at some of our former and current facilities, we have not undertaken an in-depth environmental review of all of our properties. We therefore may be potentially liable for environmental costs like those discussed above.

International operations may pose unique risks.

        As of March 31, 2003, we provided services in 47 markets outside the United States. As part of our growth strategy, we expect to continue to acquire records and information management services businesses in foreign markets. International operations are subject to numerous risks, including:

  •
  the risk that the business partners upon whom we depend for technical assistance or management and acquisition expertise outside of the United States will not perform as expected;

  •
  the impact of foreign government regulations;

  •
  the volatility of certain foreign economies in which we operate;

  •
  political uncertainties;

  •
  differences in business practices; and

  •
  foreign currency fluctuations.

        In particular, our net income can be significantly affected by fluctuations in foreign currencies associated with the U.S. dollar denominated debt of some of our foreign subsidiaries and certain intercompany balances between our domestic entities and our foreign subsidiaries.

Indebtedness and Other Risks

Our substantial indebtedness could adversely affect our financial health.

        We have substantial indebtedness, which could have important consequences to you. The risks associated with our substantial indebtedness include:

  •
  inability to adjust to adverse economic conditions;

  •
  inability to fund future working capital, acquisitions, capital expenditures and other general corporate requirements;

  •
  limits on our flexibility in planning for, or reacting to, changes in our business and the records and information management services industry;

  •
  limits on future borrowings under our existing or future credit arrangements, which could affect our ability to pay our indebtedness or to fund our other liquidity needs;

  •
  inability to generate sufficient funds to cover required interest or principal amortization payments; and

  •
  restrictions on our ability to refinance our indebtedness on commercially reasonably terms.

Our indebtedness may increase as we continue to borrow under existing and future credit arrangements in order to finance future acquisitions and for general corporate purposes, which would increase the associated risks.

Restrictive loan covenants may limit our ability to pursue our growth strategy.

        Our credit facility and our indentures contain covenants restricting or limiting our ability to, among other things:

  •
  incur additional indebtedness;

  •
  pay dividends or make other restricted payments;

  •
  make asset dispositions;

  •
  create or permit liens; and

  •
  make capital expenditures and other investments.

        These restrictions may adversely affect our ability to pursue our acquisition and other growth strategies.

Certain provisions in our governing documents and indentures, and the composition of our shareholders, might discourage or prevent third parties from acquiring control of our outstanding capital stock.

        Certain provisions of our articles of incorporation, our bylaws and existing indentures might discourage or prevent a third party from acquiring actual or potential control of us by:

  •
  making it more difficult to consummate certain types of transactions such as mergers, tender offers or proxy contests;

  •
  limiting shareholders' ability to quickly change the composition of our board of directors due to our classified board of directors;

  •
  allowing existing management to exercise significant control over our affairs during periods where we are threatened by a change in control;

  •
  allowing our board of directors to issue shares of preferred stock in the future without further shareholder approval and with full discretion as to terms, conditions, rights, privileges and preferences; and

  •
  requiring that we offer to purchase all or some of our outstanding senior subordinated notes and other publicly issued notes in certain circumstances that amount to a change of control under our indentures.

        In addition, because relatively few large shareholders control a significant percentage of our voting power, these shareholders may:

  •
  prevent certain types of transactions involving an actual or potential change of control of us, including transactions made at prices above the prevailing market price of our common stock; and

  •
  significantly affect the election of our directors who, in turn, control our management and affairs.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated (dollars in thousands):

	Year Ended December 31,					Three Months Ended March 31, 2003
	1998	1999	2000	2001	2002
Ratio of earnings to fixed charges	1.1x	1.1x	0.9x(1)	1.0x(1)	1.7x	1.9x

(1)
We reported a loss from continuing operations before provision for income taxes and minority interest for the years ended December 31, 2000 and December 31, 2001 and we would have needed to generate additional income from operations before provision for income taxes and minority interest of $18,032 and $8,131 to cover our fixed charges of $154,975 and $177,032, respectively.

        The ratios of earnings to fixed charges presented above were computed by dividing our earnings by fixed charges. For this purpose, earnings have been calculated by adding fixed charges to income (loss) from continuing operations before provision for income taxes and minority interest. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, if any, amortization of debt discounts and deferred financing costs, whether expensed or capitalized.

USE OF PROCEEDS

        Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include acquisitions, investments and the repayment of indebtedness outstanding at a particular time. Pending this utilization, the proceeds from the sale of the offered securities will be invested in short-term, dividend-paying or interest-bearing investment grade securities.

        IM Capital Trust will use all net proceeds from the sale of its trust preferred securities and its trust common securities to purchase our debt securities.

DESCRIPTION OF OUR DEBT SECURITIES

        The debt securities will be direct obligations of ours, which may be secured or unsecured, and which may be senior or subordinated indebtedness. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured, senior or subordinated basis, jointly and severally by substantially all of our direct and indirect wholly owned domestic subsidiaries. The debt securities will be issued under one or more indentures between us and a trustee. Any indenture will be subject to, and governed by, the Trust Indenture Act of 1939. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.

        We have filed copies of the forms of indentures as exhibits to the registration statement of which this prospectus is part and will file any final indentures and supplemental indentures if we issue debt securities. You should refer to those indentures for the complete terms of the debt securities. See "Where You Can Find More Information." In addition, you should consult the applicable prospectus supplement for particular terms of our debt securities.

General

        We may issue debt securities that rank "senior," "senior subordinated" or "subordinated." The debt securities that we refer to as "senior securities" will be direct obligations of ours and will rank equally and ratably in right of payment with other indebtedness of ours that is not subordinated. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with our outstanding senior subordinated indebtedness and any other senior subordinated indebtedness. We refer to these as "senior subordinated securities." We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be "subordinated securities." We have filed with the registration statement of which this prospectus is part three separate forms of indenture, one each for the senior securities, the senior subordinated securities and the subordinated securities.

        We may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

        We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities and we may appoint a successor trustee to act with respect to that series.

        The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

  •
  the title and series designation and whether they are senior securities, senior subordinated securities or subordinated securities;

  •
  the aggregate principal amount of the securities;

  •
  the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

  •
  if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

  •
  the stated maturity date;

  •
  any fixed or variable interest rate or rates per annum;

  •
  the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

  •
  the date from which interest may accrue and any interest payment dates;

  •
  any sinking fund requirements;

  •
  any provisions for redemption, including the redemption price and any remarketing arrangements;

  •
  whether the securities are denominated or payable in U.S. dollars or a foreign currency or units of two or more foreign currencies;

  •
  the events of default and covenants of such securities, to the extent different from or in addition to those described in this prospectus;

  •
  whether we will issue the debt securities in certificated or book-entry form;

  •
  whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

  •
  whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

  •
  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

  •
  whether we will pay additional amounts on the securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

  •
  the subordination provisions, if any, relating to the debt securities;

  •
  if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for them to be authenticated and delivered;

  •
  whether any of our subsidiaries will be bound by the terms of the indenture, in particular any restrictive covenants;

  •
  the provisions relating to any security provided for the debt securities; and

  •
  the provisions relating to any guarantee of the debt securities.

        We may issue debt securities at less than the principal amount payable upon maturity. We refer to these securities as "original issue discount securities." We may also issue debt securities over par from time to time. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities or debt securities issued over par.

        Except as may be set forth in any prospectus supplement, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

        Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

        If we do not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:

  •
  to the person in whose name the debt security is registered at the close of business on a special record date we will fix; or

  •
  in any other lawful manner as the applicable indenture describes.

        You may have your debt securities divided into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. We call this an "exchange."

        You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the "registrar." It will also perform transfers.

        You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

        Under any indenture, we are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company. However, we may not take any of these actions unless all of the following conditions are met:

  •
  If we merge out of existence or sell our assets, the other company must be a corporation, partnership or other entity organized under the laws of a State or the District of Columbia or under federal law. The other company must agree to be legally responsible for the debt securities.

  •
  Immediately after the consolidation or merger or sale of assets we are not in default on the debt securities. A default for this purpose would include any event that would be an event of default without regard to notice obligations or the length of time of the default.

Certain Covenants

        Provision of Financial Information.    We will deliver to the trustee a copy of our annual report to shareholders, our reports on Forms 10-K, 10-Q and 8-K and any other reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

        Additional Covenants.    Any additional or different covenants, or modifications to these covenants, with respect to any series of debt securities will be set forth in the applicable prospectus supplement.

Events of Default and Related Matters

        Events of Default.    The term "event of default" means any of the following:

  •
  we do not pay the principal or any premium on a debt security on its due date;

  •
  we do not pay interest on a debt security within 30 days of its due date;

  •
  we do not deposit any sinking fund payment on its due date;

  •
  we fail to comply with any "change of control" covenant included in the applicable indenture;

  •
  we remain in breach of any other term of the applicable indenture for 60 days after we receive a notice of default stating we are in breach. Either the trustee or the holders of 25% in principal amount of debt securities of the affected series may send the notice;

  •
  we default in the payment of any of our other indebtedness over a specified amount that results in the acceleration of the maturity of the indebtedness or constitutes a default in the payment of the indebtedness at final maturity, but only if the indebtedness is not discharged or the acceleration is not rescinded or annulled;

  •
  we or one of our "significant subsidiaries" files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur; and

  •
  any other event of default, or modification of any of the foregoing events of default, described in the applicable prospectus supplement occurs.

The term "significant subsidiary" means each of our significant subsidiaries (as defined in Regulation S-X promulgated under the Securities Act of 1933).

        Remedies If an Event of Default Occurs.    If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. We call this a "declaration of acceleration of maturity." If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

        The trustee will be required to give notice to the holders of debt securities within 90 days of a default of which the trustee has knowledge under the applicable indenture unless the default has been cured or waived. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal of or interest on any debt security of that series, if specified responsible officers of the trustee in good faith determine that withholding the notice is in the interest of the holders.

        Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  •
  you must give the trustee written notice that an event of default has occurred and remains uncured;

  •
  the holders of at least 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer indemnity satisfactory to the trustee against the costs, expenses and other liabilities of taking that action;

  •
  the trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity; and

  •
  the trustee does not receive direction contrary to the holders' written request, within 60 days following receipt of the holders' written request, from holders of a majority in principal amount of the outstanding securities of that series.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.

        Every year we will furnish to the trustee a written statement by certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture

        There are three types of changes we can make to the indentures and the debt securities:

        Changes Requiring Your Approval.    First, there are changes we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

  •
  reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal of or change the fixed maturity of any security or change any of the redemption provisions in a manner adverse to you;

  •
  reduce the rate of or change the time for payment of interest on any debt security;

  •
  waive a default in the payment of principal of or premium, if any, or interest on any debt security (except a rescission of acceleration of such debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

  •
  make any debt security payable in money other than that stated in such debt security;

  •
  make any change in the provisions of the indenture relating to waivers of past defaults or your right to receive payments of principal of or premium, if any, or interest on the debt securities;

  •
  except under certain circumstances described in the applicable prospectus supplement, waive a redemption payment with respect to any debt security;

  •
  if the debt securities are guaranteed, other than as described in the applicable prospectus supplement, release any guarantor from its obligations under its subsidiary guarantee, or change any subsidiary guarantee in any manner that would materially adversely affect you; or

  •
  make any change in the foregoing amendment and waiver provisions.

        Changes Requiring a Majority Vote.    The second type of change to an indenture and the debt securities is the kind that requires a vote in favor by holders of a majority of the principal amount of the particular series of debt securities affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not materially adversely affect holders of the debt securities. We require the same vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed under "—Changes Requiring Your Approval" unless we obtain your individual consent to the waiver.

        Changes Not Requiring Approval.    The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not materially adversely affect holders of the debt securities.

        Further Details Concerning Voting.    Debt securities are not considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. Debt securities are also not eligible to vote if they have been fully defeased as described immediately below under "—Defeasance and Covenant Defeasance—Full Defeasance." For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

Defeasance and Covenant Defeasance

        Full Defeasance.    We can, under particular circumstances, effect a full defeasance of your series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if we deliver certain certificates and opinions to the trustee and put in place the following arrangements to repay you:

  •
  We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates. If the debt securities are denominated in a foreign currency, then we may deposit foreign government notes or bonds.

  •
  The current federal tax law must be changed or an Internal Revenue Service ruling must be issued permitting the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

  •
  We must deliver to the trustee a legal opinion confirming the tax law change described above.

  •
  No default shall be in effect on the date of deposit or, insofar as bankruptcy and insolvency defaults are concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy law insofar as those apply to the deposit by us).

  •
  The full defeasance must not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which we are a party or by which we are bound.

  •
  We must deliver to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and various other opinions of counsel and officers' certificates.

        If we did accomplish a full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. The trust deposit would, however, most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. You would also be released from any subordination provisions.

        Notwithstanding the foregoing, the following rights and obligations shall survive full defeasance:

  •
  your rights to receive payments from the trust when payments are due;

  •
  our obligations relating to registration and transfer of securities and lost or mutilated certificates;

  •
  our obligations to maintain a payment office and to hold moneys for payment in trust;

  •
  the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

  •
  the provisions of the indenture relating to defeasance.

        Covenant Defeasance.    Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called "covenant defeasance." In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities and you would be released from any subordination provisions. In order to achieve covenant defeasance, we must do certain things, including the following:

  •
  we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds (or, in the case of debt securities denominated in a foreign currency, foreign government notes or bonds) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

  •
  we must deliver to the trustee a legal opinion confirming that under current federal tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves;

  •
  no default shall be in effect on the date of deposit or, insofar as bankruptcy and insolvency defaults are concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy law insofar as those apply to the deposit by us);

  •
  the covenant defeasance must not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which we are a party or by which we are bound; and

  •
  we must deliver to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and various other opinions of counsel and officers' certificates.

        If we accomplish covenant defeasance, we will be released from certain covenants that we will describe in the applicable prospectus supplement. If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if a shortfall in the trust deposit occurred. If one of the remaining events of default occurs, for example, our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Subordination

        We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or subordinated securities is subordinated to debt securities of another series or to other indebtedness of ours. The terms will include a description of:

  •
  the indebtedness ranking senior to the debt securities being offered;

  •
  the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

  •
  the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

  •
  provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Conversion Rights

        The terms and conditions, if any, upon which the debt securities are convertible into shares of our common or preferred stock will be set forth in the prospectus supplement relating thereto. Such terms will include whether the debt securities are convertible into shares of our common or preferred stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities and any restrictions on conversion.

Global Securities

        If so set forth in the applicable prospectus supplement, we may issue the debt securities of a series, in whole or in part, in the form of one or more global securities that will be deposited with a depositary identified in the prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement.

DESCRIPTION OF OUR CAPITAL STOCK

        The description below summarizes the more important terms of our capital stock. We have previously filed with the SEC copies of our articles of incorporation and bylaws, as amended. See "Where You Can Find More Information." You should refer to those documents for the complete terms of our capital stock. This summary is subject to and qualified by reference to the description of the particular terms of your securities described in the applicable prospectus supplement.

General

        Our authorized capital stock consists of 150,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share.

Preferred Stock

        We are authorized to issue up to 10,000,000 shares of preferred stock, $0.01 par value per share.

        This section describes the general terms and provisions of our preferred stock that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement. We will file a copy of the statement with respect to shares that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these statements with respect to shares will be incorporated by reference into the registration statement of which this prospectus is a part. Each statement with respect to shares will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. A holder of our preferred stock should refer to the applicable statement with respect to shares, our articles of incorporation and the applicable prospectus supplement for more specific information.

        Our board of directors has been authorized, subject to limitations provided in our articles of incorporation, to provide for the issuance of shares of our preferred stock in multiple series. No shares of our preferred stock are currently outstanding.

        With respect to each series of our preferred stock, our board of directors has the authority to fix the following terms:

  •
  the designation of the series;

  •
  the number of shares within the series;

  •
  whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

  •
  the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

  •
  whether the shares are redeemable, the redemption price and the terms of redemption;

  •
  the amount payable to a holder for each share owned if we are dissolved or liquidated;

  •
  whether the shares are convertible or exchangeable, the price or rate of exchange, and the applicable terms and conditions;

  •
  any restrictions on issuance of shares in the same series or any other series; and

  •
  your voting rights for the shares you own.

        Holders of our preferred stock will not have preemptive rights with respect to shares of our preferred stock. In addition, rights with respect to shares of our preferred stock will be subordinate to the rights of our general creditors. If we receive the appropriate payment, shares of our preferred stock that we issue will be fully paid and nonassessable.

        As described under "Description of Our Depositary Shares," we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular series of the preferred stock issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

        We currently plan to retain EquiServe Trust Company, N.A. as the registrar and transfer agent of any series of our preferred stock.

Common Stock

        Voting Rights.    Holders of common stock are entitled to one vote per share on each matter to be decided by our shareholders, subject to the rights of holders of any series of preferred stock that may be outstanding from time to time. Pursuant to our articles of incorporation, there are no cumulative voting rights in the election of directors. Accordingly, the holders of a majority of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

        Dividend Rights and Limitations.    Holders of common stock will be entitled to receive ratably any dividends or distributions that our board of directors may declare from time to time out of funds legally available for this purpose.

        Dividends and other distributions on common stock are also subject to the rights of holders of any series of preferred stock that may be outstanding from time to time and to the restrictions in our credit agreement and indentures. See "—Preferred Stock."

        Liquidation Rights.    In the event of liquidation, dissolution or winding up of our affairs, after payment or provision for payment of all of our debts and obligations and any preferential distributions to holders of shares of preferred stock, if any, the holders of the common stock will be entitled to share ratably in our remaining assets available for distribution.

        Miscellaneous.    All outstanding shares of common stock are validly issued, fully paid and nonassessable. Our board of directors has the power to issue shares of authorized but unissued common stock without further shareholder action. The issuance of these unissued shares could have the effect of diluting the earnings per share and book value per share of currently outstanding shares of common stock. The holders of common stock have no preemptive, subscription, redemption or conversion rights.

        Reference is made to the applicable prospectus supplement relating to the common stock offered by that prospectus supplement for specific terms, including:

  •
  amount and number of shares offered;

  •
  the initial offering price, if any, and market price; and

  •
  information with respect to dividends.

        Transfer Agent and Registrar.    The transfer agent and registrar for our common stock is EquiServe Trust Company, N.A., 150 Royall Street, Canton, Massachusetts 02021. Its telephone number is (781) 575-2000.

DESCRIPTION OF OUR DEPOSITARY SHARES

General

        The description shown below, and in any applicable prospectus supplement, of certain provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of deposit agreement and depositary receipts relating to each applicable series of preferred stock. The deposit agreement and the depositary receipts contain the full legal text of the matters described in this section. We will file a copy of those documents with the SEC at or before the time of the offering of the applicable series of preferred stock. This summary also is subject to and qualified by reference to the description of the particular terms of your series of depositary shares described in the applicable prospectus supplement.

        We may, at our option, elect to offer depositary shares representing fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will disclose the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each holder of depositary shares will be entitled to all of the distribution, voting, conversion, redemption, liquidation and other rights and preferences of the preferred stock represented by those depositary shares.

        Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the shares of preferred stock underlying the surrendered depositary receipts.

Distributions

        A depositary will be required to distribute all cash distributions received in respect of the applicable preferred stock to the record holders of depositary shares in proportion to the number of depositary shares held by the holders on the relevant record date, which will be the same as the record date fixed by us for the applicable series of preferred stock. Fractions will be rounded down to the nearest whole cent.

        If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary shares entitled thereto, in proportion, as nearly as practicable, to the number of depositary shares owned by those holders on the relevant record date, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

        Depositary shares that represent preferred stock converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred stock will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Preferred Stock

        Holders of depositary shares may receive the number of whole shares of the applicable series of preferred stock and any money or other property represented by those depositary shares after surrendering the depositary receipts at the corporate trust office of the depositary and paying the charges provided in the depositary agreement. Partial shares of preferred stock will not be issued. If the depositary receipts that a holder surrenders evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once a holder has withdrawn the holder's preferred stock, the holder will not be entitled to re-deposit those shares of preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Redemption of Depositary Shares

        If we redeem a series of the preferred stock underlying the depositary shares, the depositary will redeem those depositary shares representing the preferred stock so redeemed from the proceeds received by it in connection with the redemption. The depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary shares we are redeeming at their addresses appearing in the depositary's books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. The redemption date for depositary shares will be the same as that of the preferred stock. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of preferred stock represented by depositary shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary shares. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder's depositary shares. The depositary will try, as practical, to vote the depositary shares as instructed by the record holder of depositary shares. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so. If a record holder of depositary shares does not instruct the depositary how to vote the holder's depositary shares, the depositary will abstain from voting those shares.

Liquidation Preference

        Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as shown in the applicable prospectus supplement.

Conversion or Exchange of Preferred Stock

        The depositary shares will not themselves be convertible into or exchangeable for common stock, preferred stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion of the preferred stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require holders of depositary shares to surrender all of their depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred stock represented by the depositary shares into a different class of our securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred stock to effect the conversion or exchange. If a holder of depositary shares is converting only a part of the depositary shares, the depositary will issue the holder a new depositary receipt for any unconverted depositary shares.

Taxation

        A holder of depositary shares will be treated for U.S. federal income tax purposes as if it were a holder of the series of preferred stock represented by the depositary shares. Therefore, the holder of depositary shares will be required to take into account for U.S. federal income tax purposes income and deductions to which it would be entitled if it were a holder of the underlying series of preferred stock. In addition:

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  no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares provided in the deposit agreement;

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  the tax basis of each share of preferred stock issued to a holder as exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged for the preferred stock; and

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  if a holder held the depositary shares as a capital asset at the time of the exchange for preferred stock, the holding period for shares of the preferred stock will include the period during which the holder owned the depositary shares.

Amendment and Termination of a Deposit Agreement

        We and the applicable depositary are permitted to amend the form of the depositary receipt and the provisions of the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or materially and adversely alters the rights of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

        Any deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the applicable depositary if a majority of each series of preferred stock affected by the termination consents to the termination. When that event occurs, the depositary will be required to deliver or make available to each holder of depositary shares, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary shares. In addition, a deposit agreement will automatically terminate if:

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  all outstanding depositary shares have been redeemed;

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  there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred stock; or

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  each of the shares of related preferred stock shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. However, holders of depositary shares will pay any transfer taxes or other governmental charges and the fees and expenses of a depositary, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

        A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

        A depositary will be required to forward to holders of depositary shares any reports and communications that it receives from us with respect to the related preferred stock. Holders of depository shares will be able to inspect the transfer books of the depository and the list of holders of depositary shares upon reasonable notice.

        Neither we nor a depositary will be liable if either of us are prevented from, or delayed in performing, by law or any circumstances beyond our control, our obligations under a deposit agreement. Our obligations and those of the depositary under a deposit agreement will be limited to performing our duties in good faith and without gross negligence or willful misconduct. Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred stock unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, by holders of depositary shares, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

        If a depositary receives conflicting claims, requests or instructions from any holders of depositary shares, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF OUR WARRANTS

        This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement.

        We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, our debt securities, preferred stock, depositary shares or common stock. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

        In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:

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  the offering price;

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  the number of warrants offered;

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  the securities underlying the warrants;

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  the exercise price, the amount of securities you will receive upon exercise, the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

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  the rights, if any, we have to redeem the warrants;

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  the date on which the warrants will expire;

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  U.S. federal income tax consequences;

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  the name of the warrant agent; and

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  any other terms of the warrants.

        Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

        The warrant agreements may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND THE STOCK PURCHASE UNITS

        We may issue contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to herein as "stock purchase contracts." The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities, which secure the holders' obligations to purchase the common stock under the stock purchase contracts. We refer to these units herein as "stock purchase units." The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or refunded on some basis.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

        If and when IM Capital Trust issues trust preferred securities, its declaration of trust will be replaced by an amended and restated declaration of trust which will authorize its trustees to issue one series of trust preferred securities and one series of trust common securities. The form of amended and restated declaration of trust is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

        The terms of the trust preferred securities will include those stated in IM Capital Trust's declaration of trust, as it may be amended and restated from time to time, and those made a part of that declaration by the Trust Indenture Act of 1939. This section describes the general terms and provisions of IM Capital Trust's amended and restated declaration of trust and the trust securities IM Capital Trust may offer from time to time. The applicable prospectus supplement will describe the specific terms of the amended and restated declaration of trust and the trust preferred securities offered through that prospectus supplement. Any final amended and restated declaration of trust will be filed with the SEC if IM Capital Trust issues trust preferred securities. A holder of trust preferred securities should read the applicable prospectus supplement and the amended and restated declaration of trust for more specific information.

        The prospectus supplement relating to the trust preferred securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

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  the designation of the trust preferred securities;

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  the number of trust preferred securities to be issued;

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  the annual distribution rate and any conditions upon which distributions are payable, the distribution payment dates, the record dates for distribution payments and the additional amounts, if any, that may be payable with respect to the trust preferred securities;

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  whether distributions will be cumulative and compounding and, if so, the dates from which distributions will be cumulative or compounded;

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  the amounts that will be paid out of the assets of IM Capital Trust, after the satisfaction of liabilities to creditors of IM Capital Trust, to the holders of trust preferred securities upon dissolution, winding up or termination of IM Capital Trust;

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  any repurchase, redemption or exchange provisions;

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  any preference or subordination rights upon a default or liquidation of IM Capital Trust;

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  any voting rights of the trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities, as a condition to a specified action or amendments to the declaration of trust;

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  terms for any conversion or exchange of the related series of our debt securities or the trust preferred securities into other securities;

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  any rights to defer distributions on the trust preferred securities by extending the interest payment period on the related series of our debt securities;

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  any terms and conditions upon which the related series of our debt securities may be distributed to holders of trust preferred securities; and

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  any other relevant terms, rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

        The regular trustee, on behalf of IM Capital Trust and pursuant to the declaration of trust, will issue one class of trust preferred securities and one class of trust common securities. The trust preferred and trust common securities will represent undivided beneficial ownership interests in the assets of IM Capital Trust. Except as described in the applicable prospectus supplement, the trust preferred securities will rank equally, and payments will be made thereon proportionately, with the trust common securities. The trust preferred securities will be issued to the public under the registration statement of which this prospectus is a part. The trust common securities will be issued directly or indirectly to us.

        The only source of cash to make payments on the trust preferred securities issuable by IM Capital Trust will be payments on debt securities IM Capital Trust purchases from us. The property trustee of IM Capital Trust will hold legal title to the debt securities IM Capital Trust purchases in trust for the benefit of the holders of its trust preferred securities. If IM Capital Trust is dissolved, after satisfaction of IM Capital Trust's creditors, the property trustee may distribute the debt securities held in trust on a proportionate basis to the holders of trust preferred and trust common securities.

        We will execute a guarantee agreement for the benefit of the holders of the trust preferred securities. The terms of our guarantee will be set forth in the applicable prospectus supplement and are summarized under the caption "Description of the Trust Preferred Securities Guarantee" included elsewhere in this prospectus. As discussed below, the guarantee will not guarantee the payment of distributions, or any amounts payable on redemption or liquidation of the trust preferred securities when IM Capital Trust does not have funds available to make these payments.

        In the applicable prospectus supplement we will also describe certain material U.S. federal income tax consequences and special considerations applicable to the trust preferred securities.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

        If and when IM Capital Trust issues trust preferred securities, we will fully and unconditionally guarantee payments on the trust preferred securities as described in this section, any applicable prospectus supplement and the guarantee executed by us in connection with the issuance of the trust preferred securities. The Bank of New York, as guarantee trustee, will hold the guarantee for the benefit of the holders of trust preferred securities.

        This section describes the general terms and provisions of our trust preferred securities guarantee. The applicable prospectus supplement will describe the specific terms of the trust preferred securities guarantee. The form of trust guarantee is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. We will file with the SEC a final guarantee if IM Capital Trust issues trust preferred securities. A holder of trust preferred securities should refer to the applicable prospectus supplement and to the full text of our guarantee, and those terms made a part of the guarantee by the Trust Indenture Act of 1939, for more specific information.

        We will irrevocably and unconditionally agree to pay in full to holders of trust preferred securities the following amounts to the extent not paid by IM Capital Trust:

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  any accumulated and unpaid distributions and any additional amounts with respect to the trust preferred securities and any redemption price for trust preferred securities called for redemption by IM Capital Trust, if and to the extent that we have made corresponding payments on the debt securities to the property trustee of IM Capital Trust; and

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  payments upon the dissolution of IM Capital Trust equal to the lesser of:

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  the liquidation amount plus all accumulated and unpaid distributions and additional amounts on the trust preferred securities to the extent IM Capital Trust has funds legally available for those payments; and

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  the amount of assets of IM Capital Trust remaining legally available for distribution to the holders of trust preferred securities in liquidation of IM Capital Trust.

        We will not be required to make these liquidation payments if:

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  IM Capital Trust distributes the debt securities to the holders of trust preferred securities in exchange for their trust preferred securities; or

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  IM Capital Trust redeems the trust preferred securities in full upon the maturity or redemption of the debt securities.

        We may satisfy our obligation to make a guarantee payment either by making payment directly to the holders of trust preferred securities or to the guarantee trustee for remittance to the holders or by causing IM Capital Trust to make the payment to them.

        The guarantee is a guarantee from the time of issuance of the applicable series of trust preferred securities. THE GUARANTEE ONLY COVERS, HOWEVER, DISTRIBUTIONS AND OTHER PAYMENTS ON TRUST PREFERRED SECURITIES IF AND TO THE EXTENT THAT WE HAVE MADE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES TO THE APPLICABLE PROPERTY TRUSTEE. IF WE DO NOT MAKE THOSE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES, IM CAPITAL TRUST WILL NOT HAVE FUNDS AVAILABLE FOR PAYMENTS AND WE WILL HAVE NO OBLIGATION TO MAKE A GUARANTEE PAYMENT.

        The obligations under the debt securities, the associated indenture, IM Capital Trust's declaration of trust and our related guarantee, taken together, will provide a full and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities.

Iron Mountain Covenants

        In the guarantee, we will agree that, as long as any trust preferred securities issued by IM Capital Trust are outstanding, we will not make the payments and distributions described below if:

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  we are in default on our guarantee payments or other payment obligations under the related guarantee;

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  any trust enforcement event under IM Capital Trust's declaration of trust has occurred and is continuing; or

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  we elect to defer payments of interest on the related debt securities by extending the interest payment period, and that deferral period is continuing.

        In these circumstances, we will agree that we will not:

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  declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock; or

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  make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally with, or junior in interest to, the debt securities we issue to IM Capital Trust or make any guarantee payments with respect to any guarantee by us of the debt of any of our subsidiaries if that guarantee ranks equally with or junior in interest to the debt securities we issue to IM Capital Trust.

        However, even during these circumstances, we may:

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  purchase or acquire our capital stock in connection with the satisfaction of our obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any extension period requiring us to purchase our capital stock (other than a contract or security ranking expressly by its terms on a parity with or junior to the debt securities);

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  reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock;

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  purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged;

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  declare dividends or distributions in our capital stock where the dividend stock is the same stock as that on which the dividend is being paid;

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  redeem, repurchase or issue any rights pursuant to a rights agreement; and

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  make payments under the guarantee related to the trust preferred securities.

        In addition, as long as trust preferred securities issued by IM Capital Trust are outstanding, we will agree that we will:

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  remain the sole direct or indirect owner of all the outstanding trust common securities of IM Capital Trust, except as permitted by its declaration of trust;

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  permit the trust common securities of IM Capital Trust to be transferred only as permitted by its declaration of trust; and

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  use reasonable efforts to cause IM Capital Trust to continue to be treated as a grantor trust for U.S. federal income tax purposes, except in connection with a distribution of debt securities to the holders of trust preferred securities as provided in its declaration of trust, in which case IM Capital Trust would be dissolved.

Amendments and Assignment

        We and the guarantee trustee may amend the guarantee without the consent of any holder of trust preferred securities if the amendment does not adversely affect the rights of the holders in any material respect. In all other cases, we and the guarantee trustee may amend the guarantee only with the prior approval of the holders of at least a majority of outstanding trust preferred securities issued by IM Capital Trust.

        We may assign our obligations under the guarantee only in connection with a consolidation, merger or asset sale involving us that is permitted under the indenture governing the debt securities.

Termination of the Guarantee

        Our guarantee will terminate upon:

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  full payment of the redemption price of all trust preferred securities of IM Capital Trust;

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  distribution of the related debt securities, or any securities into which those debt securities are convertible, to the holders of the trust preferred and trust common securities of IM Capital Trust in exchange for all the securities issued by IM Capital Trust; or

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  full payment of the amounts payable upon liquidation of IM Capital Trust.

        The guarantee will, however, continue to be effective, or will be reinstated, if any holder of trust preferred securities must repay any amounts paid on those trust preferred securities or under the guarantee.

Status of the Guarantee

        We will specify in the applicable prospectus supplement the ranking of the guarantee with respect to our capital stock and other liabilities, including other guarantees.

        The guarantee will be deposited with the guarantee trustee to be held for the benefit of the holders of the trust preferred securities. The guarantee trustee will have the right to enforce the guarantee on the holders' behalf. In most cases, the holders of a majority of outstanding trust preferred securities issued by IM Capital Trust will have the right to direct the time, method and place of:

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  conducting any proceeding for any remedy available to the applicable guarantee trustee; or

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  exercising any trust or other power conferred upon that guarantee trustee under the guarantee.

        The guarantee will constitute a guarantee of payment and not merely of collection. This means that the guarantee trustee may institute a legal proceeding directly against us to enforce the payment rights under the guarantee, without first instituting a legal proceeding against IM Capital Trust or any other person or entity.

        If the guarantee trustee fails to enforce the guarantee or we fail to make a guarantee payment, a holder of the trust preferred securities may institute a legal proceeding directly against us to enforce the holder's rights under that guarantee without first instituting a legal proceeding against IM Capital Trust, the guarantee trustee or any other person or entity.

Periodic Reports Under Guarantee

        We will be required to provide annually to the guarantee trustee a statement as to our performance of our obligations and our compliance with all conditions under the guarantee.

Duties of Guarantee Trustee

        The guarantee trustee normally will perform only those duties specifically set forth in the guarantee. The guarantee will not contain any implied covenants. If a default occurs on the guarantee, the guarantee trustee will be required to use the same degree of care and skill in the exercise of its powers under the guarantee as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The guarantee trustee will exercise any of its rights or powers under the guarantee at the request or direction of holders of the trust preferred securities only if the guarantee trustee is offered security and indemnity satisfactory to it.

RELATIONSHIP AMONG THE DEBT SECURITIES, THE TRUST PREFERRED SECURITIES AND THE TRUST PREFERRED SECURITIES GUARANTEE

        To the extent set forth in the guarantee and to the extent funds are available, we will irrevocably guarantee the payment of distributions and other amounts due on the trust preferred securities. If and to the extent we do not make payments on the debt securities to the property trustee, IM Capital Trust will not have sufficient funds to pay distributions or other amounts due on the trust preferred securities. The guarantee does not cover any payment of distributions or other amounts due on the trust preferred securities unless IM Capital Trust has sufficient funds for the payment of such distributions or other amounts. In such event, a holder of trust preferred securities may institute a legal proceeding directly against us to enforce payment of such distributions or other amounts to such holder after the respective due dates. Taken together, our obligations under the debt securities, the associated indenture, IM Capital Trust's declaration of trust and our related guarantee will provide a full and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that provides a full and unconditional guarantee of IM Capital Trust's payment obligations under the trust preferred securities.

Sufficiency of Payments

        As long as payments of interest and other amounts are made when due on the debt securities, such payments will be sufficient to cover distributions and payments due on the trust preferred securities because of the following factors:

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  the aggregate principal amount of the debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust preferred securities;

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  the interest rate and the interest and other payment dates on the debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

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  we, as issuer of the debt securities, will pay, and IM Capital Trust will not be obligated to pay, directly or indirectly, any costs, expenses, debts and obligations of IM Capital Trust, other than with respect to the trust preferred securities; and

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  the declaration of trust will further provide that IM Capital Trust will not engage in any activity that is not consistent with the limited purposes of IM Capital Trust.

        Notwithstanding anything to the contrary in the indenture, we have the right to set off any payment we are otherwise required to make thereunder against and to the extent we have already made, or are concurrently on the date of such payment making, a related payment under the guarantee.

Enforcement Rights of Holders of Preferred Securities

        The declaration of trust provides that if we fail to make interest or other payments on the debt securities when due, taking account of any extension period, the holders of the trust preferred securities may direct the property trustee to enforce its rights under the applicable indenture. If the property trustee fails to enforce its rights under the indenture in respect of an event of default under the indenture, any holder of record of trust preferred securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee's rights under the indenture without first instituting any legal proceeding against IM Capital Trust, the property trustee or any other person or entity. Notwithstanding the foregoing, if a trust enforcement event has occurred and is continuing and such event is attributable to our failure to pay interest, premium or principal on the debt securities on the date such interest, premium or principal is otherwise payable, then a holder of trust preferred securities may institute a direct action against us for payment of such holder's pro rata share. If a holder brings such a direct action, we will be entitled to that holder's rights under IM Capital Trust's declaration of trust to the extent of any payment made by us to that holder.

        If we fail to make payments under the guarantee, a holder of trust preferred securities may institute a proceeding directly against us for enforcement of the guarantee for such payments.

Limited Purpose of Trust

        The trust preferred securities evidence undivided beneficial ownership interests in the assets of IM Capital Trust, and IM Capital Trust exists for the sole purpose of issuing and selling the trust preferred and trust common securities and using the proceeds to purchase our debt securities. A principal difference between the rights of a holder of trust preferred securities and a holder of our debt securities is that a holder of our debt securities is entitled to receive from us the principal amount of, and interest accrued on, the debt securities held, while a holder of trust preferred securities is entitled to receive distributions and other payments from IM Capital Trust, or from us under the guarantee, only if, and to the extent, IM Capital Trust has funds available for the payment of such distributions and other payments.

Rights Upon Dissolution

        Upon any voluntary or involuntary dissolution of IM Capital Trust involving the redemption or repayment of the debt securities, the holders of the trust preferred securities will be entitled to receive, out of assets held by IM Capital Trust, subject to the rights of creditors of IM Capital Trust, if any, the liquidation distribution in cash. Because we are the guarantor under the guarantee and, as issuer of the debt securities, we have agreed to pay for all costs, expenses and liabilities of IM Capital Trust other than IM Capital Trust's obligations to the holders of the trust preferred securities, the positions of a holder of trust preferred securities and a holder of debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy of us would be substantially the same.

DESCRIPTION OF CERTAIN PROVISIONS OF PENNSYLVANIA LAW AND OUR ARTICLES OF INCORPORATION AND BYLAWS

        We are organized as a Pennsylvania corporation. The following is a summary of our articles of incorporation and bylaws and certain provisions of Pennsylvania law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire articles of incorporation and bylaws, copies of which we have previously filed with the SEC, see "Where You Can Find More Information," or refer to the provisions of Pennsylvania law.

        Pennsylvania law, our articles of incorporation and our bylaws contain some provisions that could delay or make more difficult the acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions, as described below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us first to negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiations with respect to such proposals could result in an improvement of their terms.

Pennsylvania Anti-Takeover Statutory Provisions

        We are subject to the anti-takeover provisions of Section 2538 and Sections 2551-2556 of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), which in certain cases impose restrictions on, including providing for supermajority shareholder approval of, business combinations involving us and any "interested shareholder." "Interested shareholder" includes generally, in the case of Section 2538, shareholders who are a party to the business combination or who are treated differently from other shareholders, and, in the case of Sections 2551-2556, shareholders beneficially owning 20% or more of the voting power of a "registered" corporation, such as us, or an affiliate or associate of such corporation which, during the prior five year period, beneficially owned 20% or more of the voting power of such corporation. The term "business combination" is broadly defined to include various transactions including mergers, consolidations, asset sales and other similar transactions to or with the interested shareholder or with, involving or resulting in any other corporation which is or would be after the transaction, an affiliate or associate of an interested shareholder. The PBCL provides for further statutory anti-takeover provisions relating to control transactions, control-share acquisitions and disgorgement. We have specifically opted out of these provisions pursuant to our articles of incorporation.

        The PBCL also provides that when making decisions concerning takeovers or any other matters, the directors of a corporation may consider, to the extent that they deem appropriate, among other things, (1) the effects of any proposed transaction upon any or all groups affected by the transaction, including, among others, shareholders, employees, suppliers, customers, creditors and communities in which we have offices, (2) the short-term and long-term interests of the corporation and (3) the resources, intent and conduct of the person seeking control.

Classified Board of Directors and Other Provisions of Our Articles of Incorporation and Bylaws

        Our bylaws provide that, other than directors to be elected by holders of any series of preferred stock, our board of directors is to be composed of three classes, with staggered three-year terms, each class to be as nearly equal in number as reasonably possible. Accordingly, at each annual meeting of shareholders, only approximately one-third of the directors will be elected. The classification of directors has the effect of making it more difficult to change the composition of our board of directors.

        Our bylaws provide that a vacancy on the board of directors, including a vacancy created by an increase in the size of the board of directors by the directors, may be filled by a majority of the remaining directors, or by a sole remaining director, or by the shareholders, and each person so elected shall be a director to serve for the balance of the unexpired term of that class of directors. Likewise, under the PBCL, without an unanimous vote, shareholders may only remove directors for cause. These provisions are to ensure that a third party would be precluded from removing incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies with its own nominees.

        Certain other provisions of our articles of incorporation and bylaws could also have the effect of preventing or delaying any change in control of us, including:

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  the advance notification procedures imposed on shareholders for shareholder nominations of candidates for the board of directors and for other shareholder business to be conducted at annual or special meetings;

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  the absence of authority for shareholders to call special shareholder meetings, except in certain limited circumstances mandated by the PBCL; and

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  the absence of authority for shareholder action by unanimous or partial written consent in lieu of an annual or special meeting.

        These provisions, the classified board of directors and statutory anti-takeover provisions, could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

Limitation of Directors' Liability and Indemnification of Directors and Officers

        As permitted by the PBCL, our bylaws provide that a director shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director breaches or fails to perform the duties of his office under the PBCL, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions of our bylaws, however, do not apply to the responsibility or liability of a director pursuant to any criminal statute, or to the liability of a director for the payment of taxes pursuant to local, state or federal law. These provisions offer persons who serve on the board of directors protection against awards of monetary damages for negligence in the performance of their duties.

        Our bylaws also provide that directors or officers made a party to, or threatened to be made a party to, or otherwise involved in, any proceeding, because he or she is or was a representative of us or is or was serving as a representative of another corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, on our behalf, shall be indemnified and held harmless by us to the fullest extent permitted by Pennsylvania law against all expenses, liabilities and losses reasonably incurred by or imposed upon him or her, in connection with any threatened, pending or completed action, suit or proceeding. Indemnification is not available, however, if a court determines that the act or failure to act giving rise to the claim constitutes willful misconduct or recklessness.

        Pursuant to our bylaws, amending the provisions to reduce the limitation of director's liability or limit the right to indemnification requires unanimous vote of the directors or a majority vote of the shareholders.

PLAN OF DISTRIBUTION

        We and IM Capital Trust may sell the offered securities to one or more underwriters for public offering and sale by them. We and IM Capital Trust may also sell the offered securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of the offered securities in the applicable prospectus supplement.

        The distribution of offered securities may be effected from time to time in one or more transactions at:

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  a fixed price or varying prices;

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  market prices prevailing at the time of sale;

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  prices related to the market prices; or

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  negotiated prices.

        Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters, dealers and agents may be entitled, under agreements with us and/or IM Capital Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, and to reimbursement by us and/or IM Capital Trust for certain expenses.

        If an underwriter or underwriters are used in the offer or sale of securities, we and/or IM Capital Trust will execute an underwriting agreement with the underwriters at the time of sale of the securities to the underwriters, and the names of the underwriters and the principal terms of our and/or IM Capital Trust's agreements with the underwriters will be provided in the applicable prospectus supplement.

        If we so indicate in the prospectus supplement, we and IM Capital Trust may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or IM Capital Trust at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

        Unless otherwise specified in the related prospectus supplement, each series of offered securities, other than shares of common stock, will be a new issue with no established trading market. Any shares of common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. We and IM Capital Trust may elect to list any other series or class of offered securities on an exchange or on the Nasdaq National Market, but are not obligated to do so. Any underwriters to whom offered securities are sold by us for public offering and sale may make a market in those offered securities. Underwriters will not be obligated to make any market, however, and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading markets for, any offered securities.

        Certain of the underwriters and their affiliates may engage in transactions with and perform services for us in the ordinary course of business for which they receive compensation.

        The specific terms and manner of sale of the offered securities will be shown or summarized in the applicable prospectus supplement.

VALIDITY OF THE OFFERED SECURITIES

        Sullivan & Worcester LLP, Boston, Massachusetts, will pass upon the validity of the debt securities, preferred stock, depositary shares, common stock, warrants, guarantees, stock purchase contracts and stock purchase units. As to certain matters of Pennsylvania law, Sullivan & Worcester LLP will rely upon an opinion of Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania.

        The validity of the trust preferred securities to be issued by IM Capital Trust, and the enforceability of its declaration of trust and the creation of IM Capital Trust, will be passed upon by Richards, Layton and Finger, P.A., Wilmington, Delaware.

NOTICE REGARDING ARTHUR ANDERSEN LLP

        Effective June 19, 2002, we dismissed Arthur Andersen LLP, our former independent auditor. Our audited consolidated financial statements as of December 31, 2001 and for the years ended December 31, 2001 and 2000 that are incorporated by reference in the registration statement of which this prospectus forms a part were audited by Andersen as stated in their reports incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting. Andersen has not consented to the incorporation by reference of its audit reports in the registration statement of which this prospectus forms a part, and we have dispensed with the requirement to file Andersen's consent in reliance on Rule 437a under the Securities Act. Since Andersen has not consented to the incorporation by reference of their audit reports in the registration statement, an investor's ability to seek potential recoveries from Andersen related to any claims that an investor may assert as a result of the work performed by Andersen may be limited significantly by the lack of such consent and the diminished amount of assets of Andersen that are or may be available to satisfy any such claims.

EXPERTS

        The consolidated financial statements, as of and for the year ended December 31, 2002 incorporated in this prospectus by reference from the Iron Mountain Incorporated Annual Report on Form 10-K, as amended by Amendment Number 1 on Form 10-K/A, for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion on the 2002 financial statements and includes an explanatory paragraph concerning the application of procedures relating to certain disclosures and reclassifications of financial statement amounts related to the 2001 and 2000 financial statements that were audited by other auditors who have ceased operations) which is incorporated by reference and have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

        The report dated February 21, 2003 of RSM Robson Rhodes, the independent auditors, on the consolidated financial statements of Iron Mountain Europe Limited as of October 31, 2001 and 2002 and for the three years ended October 31, 2002, is incorporated into the registration statement of which this prospectus forms a part by reference from the Iron Mountain Incorporated Annual Report on Form 10-K, as amended by Amendment Number 1 on Form 10-K/A, for the year ended December 31, 2002 and, is incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

        On May 3, 2003, RSM Robson Rhodes transferred its business to RSM Robson Rhodes LLP (a Limited Liability Partnership under the Limited Liability Partnerships Act 2000). Under the powers given by Paragraph 3 of Section 26 of the Companies Act 1989, the Board of Directors of Iron Mountain Europe Limited resolved that the previous appointment of RSM Robson Rhodes as the auditors of Iron Mountain Europe Limited should be extended, with effect from May 3, 2003, to RSM Robson Rhodes LLP.

        The consolidated financial statements of Iron Mountain Incorporated and its subsidiaries as of December 31, 2001 and for the years ended December 31, 2001 and 2000, and its supplemental schedule, Valuation and Qualifying Accounts, included in its Annual Report on Form 10-K, as amended by Amendment Number 1 on Form 10-K/A, for the year ended December 31, 2002, filed with the Securities and Exchange Commission on March 21, 2003 and incorporated by reference into the registration statement of which this prospectus forms a part, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report dated February 22, 2002 (except with respect to Note 17, as to which the date is March 15, 2002). In their report on Iron Mountain's consolidated financial statements, that firm states that, with respect to certain subsidiaries, its opinion is based on the report of RSM Robson Rhodes, independent public accountants. The consolidated financial statements and supporting schedule referred to above have been incorporated by reference herein in reliance upon the authority of those firms as experts in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can review our SEC filings and the registration statement by accessing the SEC's Internet site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange where reports, proxy statements and other information concerning us can also be inspected. The offices of the NYSE are located at 20 Broad Street, New York, New York 10005.

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

        We incorporate by reference the following documents filed by us:

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  Annual Report on Form 10-K, as amended by Amendment Number 1 on Form 10-K/A, for the fiscal year ended December 31, 2002.

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  Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

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  Definitive Proxy on Schedule 14A filed April 10, 2003.

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  Current Reports on Form 8-K filed April 9, 2003, April 10, 2003, April 30, 2003 and May 7, 2003.

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  The description of our common stock contained in the Registration Statement on Form 8-A dated May 27, 1997, including all amendments and reports filed for the purpose of updating such description.

        In addition to the documents listed above, we incorporate by reference any future filings made by us, including filings made prior to the effectiveness of this registration statement, with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering of the securities made by this prospectus is completed or terminated.

        We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those to which we specifically refer. You may obtain this information at no cost by writing or telephoning us at: 745 Atlantic Avenue, Boston, Massachusetts 02111, (617) 535-4799, Attention: Investor Relations.

        We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus supplement or the prospectus included herein. You must not rely on any unauthorized information. This prospectus supplement does not offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in this prospectus supplement or the prospectus included herein is current as of June 17, 2003.

$150,000,000

        IRON MOUNTAIN INCORPORATED

6 5/8% Senior Subordinated
Notes due 2016

PROSPECTUS SUPPLEMENT

June 17, 2003

Sole Book-Running Manager

Bear, Stearns & Co. Inc.

JPMorgan

Lehman Brothers